EXECUTION COPY


                                CREDIT AGREEMENT


                                   Dated as of


                                November 24, 2003


                                  By and Among



                                NUI CORPORATION,


                                as the Borrower,



                    THE FINANCIAL INSTITUTIONS PARTY HERETO,


                            as the Lenders hereunder,


                                       and



                           CREDIT SUISSE FIRST BOSTON,


           as sole Administrative Agent, Lead Arranger and Bookrunner

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                                TABLE OF CONTENTS
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ARTICLE 1.    DEFINITIONS.....................................................................................1

1.1      Defined Terms........................................................................................1

1.2      GAAP Definitions....................................................................................14

1.3      Other Definitional Conventions and Rules of Construction............................................14


ARTICLE II.   THE LOANS......................................................................................14

2.1      Commitments.........................................................................................14

2.1a     Loans...............................................................................................14

2.1b     Obligations of Each Lender..........................................................................15

2.1c     Evidence of Debt; Repayment of Loans................................................................15

2.2      Interest Rates, Interest Payment and Certain Provisions Relating to Interest and Fees...............15

2.2a     Payments of Interest; Collateralization.............................................................15

2.2b     Interest Rate Options...............................................................................16

2.2c     Interest Periods; Limitations on Elections..........................................................16

2.2d     Election, Conversion or Renewal of Interest Rate Options............................................17

2.2e     Notification of Election of an Interest Rate Option.................................................17

2.2f     Default Interest....................................................................................18

2.3      Yield-Protection and Miscellaneous Provisions Relating to Euro-Rate.................................18

2.3a     Yield-Protection....................................................................................18

2.3b     [Intentionally Omitted].............................................................................19

2.3c     Euro-Rate Unascertainable...........................................................................19

2.3d     Illegality..........................................................................................20

2.3e     Change of Lending Office............................................................................20

2.4      Fees................................................................................................20

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2.4a     [Intentionally Omitted].............................................................................20

2.4b     Certain Fees........................................................................................21

2.5      Calculation of interest.............................................................................21

2.6      Extension of Termination Date.......................................................................21

2.7      Substitution or Replacement of a Lender.............................................................22

2.8      Loan Repayment......................................................................................22

2.9      Additional Payments by the Borrower.................................................................22

2.10     [Intentionally Omitted].............................................................................23

2.11     [Intentionally Omitted].............................................................................23

2.12     [Intentionally Omitted].............................................................................23

2.13     Time, Place and Manner of Payments..................................................................23

2.14     Mandatory Prepayments...............................................................................23


ARTICLE III.  REPRESENTATIONS AND WARRANTIES.................................................................24

3.1      Corporate Existence ,Subsidiaries...................................................................24

3.2      Corporate Authority.................................................................................24

3.3      Enforceability......................................................................................25

3.4      No Restrictions, No Default.........................................................................25

3.5      Financial Statements................................................................................25

3.6      Absence of Litigation...............................................................................26

3.7      Tax Returns and Payments............................................................................26

3.8      Pension Plans.......................................................................................26

3.9      Compliance with Applicable Laws.....................................................................26

3.10     Environmental Matters...............................................................................27

3.11     Governmental Approval...............................................................................27

3.12     Regulations T, U and X..............................................................................27

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3.13     Investment Company Act..............................................................................27

3.14     Public Utility Holding Company Act..................................................................27

3.15     Disclosure..........................................................................................27

3.16     [Intentionally Omitted].............................................................................28

3.17     [Intentionally Omitted].............................................................................28

3.18     Insurance...........................................................................................28

3.19     Labor Matters.......................................................................................28


ARTICLE IV.   AFFIRMATIVE COVENANTS..........................................................................28

4.1      Use of Proceeds.....................................................................................29

4.2      Furnishing Information..............................................................................29

4.3      Visitation..........................................................................................31

4.4      Preservation of Existence; Qualification............................................................32

4.5      Compliance with Governmental Rules..................................................................32

4.6      Payment of Taxes....................................................................................32

4.7      Insurance...........................................................................................32

4.8      Maintenance of Properties and Assets................................................................32

4.9      Plans and Benefit Arrangement.......................................................................33

4.10     [Intentionally Omitted].............................................................................33

4.11     Ownership of Certain Subsidiaries...................................................................33

4.12     New Subsidiaries....................................................................................33

4.13     Indebtedness of Virginia Gas Company................................................................33

4.14     Maintenance of Interest Reserve Account.............................................................33


ARTICLE V.    NEGATIVE COVENANTS.............................................................................33

5.1      Dividends, Etc......................................................................................33

5.2      Encumbrances........................................................................................34

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5.3a     Leverage Ratio......................................................................................34

5.3b     Interest Coverage Ratio.............................................................................34

5.4      Acquisitions........................................................................................34

5.5      Sales of Assets.....................................................................................34

5.6      Merger, Dissolution and Liquidation.................................................................35

5.7      Regulation T, U and X Compliance....................................................................35

5.8      ERISA...............................................................................................35

5.9      Restrictive Agreements..............................................................................36

5.10     Business of the Borrower............................................................................36

5.11     Subsidiaries........................................................................................36

5.12     Limitation on Capital Expenditures..................................................................36

5.13     Limitation on Indebtedness..........................................................................36

5.14     Limitation on Contingent Obligations................................................................37

5.15     [Intentionally Omitted].............................................................................38

5.16     Limitation on Investments, Loans and Advances.......................................................38

5.17     Limitation on Optional Payments and Modifications of Debt Instruments...............................39

5.18     Transactions with Affiliates........................................................................39

5.19     Sale and Leaseback..................................................................................39


ARTICLE VI.   CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT...............................................39

6.1      All Extensions of Credit............................................................................39

6.1a     No Default..........................................................................................40

6.1b     Representations Correct.............................................................................40

6.1c     Extension of Credit Requirements....................................................................40

6.2      Conditions Precedent to the Initial Extensions of Credit Under the Commitments......................40

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ARTICLE VII.  DEFAULTS.......................................................................................42

7.1      Payment Default.....................................................................................42

7.2      Nonpayment of Other Indebtedness....................................................................42

7.3      Insolvency..........................................................................................43

7.3a     Involuntary Proceedings.............................................................................43

7.3b     Voluntary Proceedings...............................................................................43

7.4      [Intentionally Omitted].............................................................................43

7.5      Failure to Comply with Covenants....................................................................43

7.5a     Failure to Comply with Certain Article IV Covenants and Article V Covenants.........................43

7.5b     Failure to Comply with Other Covenants..............................................................44

7.6      Misrepresentation...................................................................................44

7.7      Adverse Judgments, Etc..............................................................................44

7.8      Invalidity or Unenforceability......................................................................45

7.9      ERISA...............................................................................................45

7.10     Change of Control; Change of Beneficial Ownership or Board..........................................45

7.11     Regulatory Decisions................................................................................45

7.11     Consequences of an Event of Default.................................................................45

7.12     Remedies Upon Default...............................................................................45


ARTICLE VIII. AGREEMENT AMONG LENDERS........................................................................46

8.1      Appointment and Grant of Authority..................................................................46

8.2      Delegation of Duties................................................................................46

8.3      Reliance by Agent on Lenders for Funding............................................................46

8.4      Non-Reliance on Agent...............................................................................47

8.5      Responsibility of Agent and Other Matters...........................................................47

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8.5a     Ministerial Nature of Duties........................................................................47

8.5b     Limitation of Liability.............................................................................47

8.5c     Reliance............................................................................................47

8.6      Actions in Discretion of Agent; Instructions from the Lenders.......................................48

8.7      Indemnification.....................................................................................48

8.8      Agent's Rights as a Lender..........................................................................48

8.9      Payment to Lenders..................................................................................49

8.10     Pro Rata Sharing....................................................................................49

8.11     Successor Agent.....................................................................................49

8.11a    Resignation of Agent................................................................................49

8.11b    Rights of the Former Agent..........................................................................49

8.12     Notice of Default...................................................................................49

8.13     Notices.............................................................................................49

8.14     [Holders of Loans]..................................................................................49

8.15     Calculations........................................................................................50

8.16     Beneficiaries.......................................................................................50


ARTICLE IX.  GENERAL PROVISIONS..............................................................................50

9.1      Amendments and Waivers..............................................................................50

9.2      Expenses............................................................................................51

9.3      Notices.............................................................................................52

9.4      Tax Withholding.....................................................................................52

9.5      Successors and Assigns..............................................................................54

9.6      Assignments and Participations......................................................................55

9.6a     Assignments.........................................................................................55

9.6b     Assignment Register.................................................................................56

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9.6c     Participations......................................................................................56

9.7      Severability........................................................................................56

9.8      Survival............................................................................................56

9.9      Governing Law.......................................................................................56

9.10     Non-Business Days................................................................................. .56

9.11     Integration.........................................................................................57

9.12     Headings............................................................................................57

9.13     Set-Off............................................................................................ 57

9.14     Consent to Forum....................................................................................57

9.15     Waiver of Jury Trial................................................................................57

9.16     Indemnity...........................................................................................58

9.17     Counterparts........................................................................................58

9.18     Confidentiality.....................................................................................58

9.19     Releases of Guarantors..............................................................................59

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                                TABLE OF EXHIBITS
                                -----------------

Name of Exhibit

Exhibit A         [Intentionally Omitted]

Exhibit B         [Intentionally Omitted]

Exhibit C         [Intentionally Omitted]

Exhibit D1        [Intentionally Omitted]

Exhibit D2        [Intentionally Omitted]

Exhibit E         [Intentionally Omitted]

Exhibit F         Form of Compliance Certificate

Exhibit G         Form of Guaranty Agreement

Exhibit H         Form of Assignment and Assumption Agreement

Exhibit I         Form of Solvency Certificate

Exhibit J         Form of Section 9.4(e)(ii) Certificate

Schedules

2.1      Commitments of Lenders

3.1      List of Subsidiaries

5.2      Existing Encumbrances Securing Indebtedness

5.13     Indebtedness

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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of November 24, 2003, by and among NUI CORPORATION, a New Jersey corporation (as further defined below, the "Borrower"), the financial institutions listed on the signature pages hereto, and each other financial institution which, from time to time, becomes a party hereto in accordance with Subsection 9.6a (individually, a "Lender" and collectively, the "Lenders"), and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent (in such capacity, the "Agent") and Lead Arranger (in such capacity, the "Lead Arranger") and Bookrunner.

                                    RECITALS:

         WHEREAS, the Borrower desires to obtain extensions of credit from each of the Lenders in the form of a Term Loan (as defined below) made to the Borrower on the Closing Date (as defined below); and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to make such extensions of credit to the Borrower.

         NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree as follows:

                             ARTICLE 1. DEFINITIONS.

         1.1 Defined Terms. As used herein the following terms shall have the meaning specified unless the context otherwise requires:

         "Adjusted Base Rate" means the interest rate relating to the Base Rate Option as described in item (i) of subsection 2.2b.

         "Adjusted Euro-Rate" means the interest rate relating to the Euro-Rate Option as described in item (ii) of subsection 2.2b.

         "Affiliate" means as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct use or cause the direction of the management and the policies of such Person, whether by contract or otherwise.

         "Agent" has the meaning set forth in the preamble to this Agreement.

         "Agent's Account" means the account of the Agent maintained by the Agent at The Bank of New York, ABA No. 021000018, Account No. 8900492627, Attn:
CSFB Agency Cayman Account, Reference: NUI Corporation or such other account as the Agent may designate from time to time by notice to the Borrower and the Lenders.

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         "Agreement" means this Credit Agreement, together with the exhibits and schedules hereto and all extensions, renewals, amendments, modifications, substitutions and replacements hereto and hereof, as amended, supplemented or modified from time to time.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form of Exhibit H hereto (or such other form as may be acceptable to the Agent).

         "Authorized Officer" means the President, any Vice President, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Borrower. The Agent and the Lenders shall be entitled to rely on the incumbency certificate delivered pursuant to Section 6.2(vi)(C) for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Agent for redelivery to each Lender a revised incumbency certificate.

         "Bank Indebtedness" means the liability of the Borrower to pay the Loans, other Fees, interest on any of the foregoing, and the other amounts, including, without limitation, expenses and indemnities, due hereunder.

         "Base Rate" means, for any day, the highest of (A) the Prime Rate, (B) the Federal Funds Effective Rate plus fifty (50) basis points (0.50%) and (C) three percent (3%) per annum.

         "Base Rate Option" means the interest rate option described in item (i) of Subsection 2.2b.

         "Base Rate Portion" means a Loan or a portion thereof which bears, or is to bear, interest at the Adjusted Base Rate.

         "Borrower" means NUI Corporation, a New Jersey corporation and its successors and permitted assigns.

         "Borrowing Date" means the date on which any extensions of credit are to be made hereunder.

         "Business Day" means, any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York and, if the applicable Business Day relates to any extension of credit to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

         "Closing" means the execution and delivery of this Agreement which execution and delivery shall occur at the offices of Dewey Ballantine LLP in New York, New York on November 24, 2003, or such other location and date as is mutually agreeable to the parties hereto.

         "Closing Date" means the day on which the Closing occurs.

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         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

         "Collateral" shall have the meaning given it in Subsection 2.2a.

         "Collateral Account" shall mean a collateral account established pursuant to the Collateral Account Agreement.

         "Collateral Account Agreement" shall mean a collateral account agreement between the Borrower and the Agent with respect to the Pre-Funded Interest.

         "Collateralization" shall have the meaning given it in Subsection 2.2a.

         "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit F.

         "Confidential Information Memorandum" means that certain Confidential Information Memorandum dated November 2003 and made available to the Lenders prior to the date hereof.

         "Consolidated" means, as to any two or more Persons, the consolidation of the accounts of such Persons in accordance with GAAP.

         "Consolidated EBITDA" for any period means, with respect to the Borrower and its Subsidiaries on a consolidated basis, Consolidated Net Income before interest and taxes, plus (to the extent deducted in determining such Consolidated Net Income) (i) depreciation, amortization and other similar non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), (ii) extraordinary losses, losses in connection with asset sales (other than ordinary course sales including sales of inventory) or restructuring charges, (iii) non-recurring items of loss and expense relating to the credit facilities provided hereby to the extent not otherwise reflected in Consolidated Net Income and (iv) non-reoccurring items of loss and expense of up to $2,000,000 relating to the Focused Audit; and minus (to the extent included in determining such Consolidated Net Income) extraordinary gains or gains in connection with asset sales (other than ordinary course sales including sales of inventory).

         "Consolidated Interest Expense" means for any period the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, net of cash interest income of the Borrower determined on a Consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP (excluding, in any event (to the extent otherwise included), one-time financing fees relating to the credit facilities provided hereby, by any agreement to refinance or otherwise extend the maturity of the Medium Term Notes as permitted hereunder, by the NUI Utilities Credit Agreement, the Existing Credit Agreement or the Existing Credit Agreements (as defined in the NUI Utilities Credit Agreement).

         "Consolidated Lease Expense" means for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a Consolidated

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basis in accordance with GAAP, for such period with respect to leases of real and personal property.

         "Consolidated Net Income" means for any period, net income (or loss) of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP (plus, in any event (to the extent otherwise deducted therefrom), one-time financing fees relating to the credit facilities provided hereby or any agreement to refinance or otherwise extend the maturity of the Medium Term Notes as permitted hereunder, by the NUI Utilities Credit Agreement, the Existing Credit Agreement or the Existing Credit Agreements (as defined in the NUI Utilities Credit Agreement), without giving effect to any non-cash gain, any non-cash loss or any reversals or adjustments to, or failure to recognize, revenue due to changes in applicable U.S. accounting rules and regulations, in each case to the extent reasonably acceptable to the Agent, including without limitation due to the implementation, effective as of October 25, 2002, of EITF 02-03 ("Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities"), the effects of which EITF implementation are hereby deemed acceptable to the Agent.

         "Consolidated Shareholders' Equity" means the total of those items enumerated under the heading "Common Shareholders' Equity" in the Borrower's relevant balance sheets determined on a Consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Shareholders' Equity.

         "Consolidated Total Indebtedness" means all Indebtedness of the Borrower and its Consolidated Subsidiaries, determined on a Consolidated basis in accordance with GAAP, consistently applied. Solely for purposes of this definition, (A) the term "Indebtedness" shall not include (i) letter of credit reimbursement obligations except with respect to drawings actually made under letters of credit which then remain unreimbursed and (ii) Hedging Obligations and (B) if the Medium Term Notes and the Delayed Draw Term Loans are then outstanding, the term "Indebtedness" shall not include the principal amount of the Medium Term Notes to the extent that the proceeds of the Delayed Draw Term Loans are held by and under the control of an agent or trustee on behalf of holders of Medium Term Notes in a securities or deposit account or as otherwise provided in Section 4.1 of the NUI Utilities Credit Agreement.

         "CSFB" means Credit Suisse First Boston.

         "Delayed Draw Term Loan" means a Delayed Draw Term Loan as defined in the NUI Utilities Credit Agreement.

         "Dollars" or "$" means the legal tender of the United States of America.

         "Encumbrance" means any encumbrance, mortgage, lien, charge, pledge, security interest, priority payment, conditional sales agreement right, or other title retention agreement right (including any right under a lease which, in accordance with GAAP, would be treated as a capitalized item) in, upon or against any asset of any Person.

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         "Environmental Law(s)" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any Federal, state or local governmental authority relating to the environment or the release of any materials into the environment.

         "Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock, partnership interests, member interests and any and all equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing, other than equity interests or warrants, rights or options issued in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, together with the regulations thereunder, as now in effect and as hereafter from time to time amended or any successor statute.

         "ERISA Affiliate" means, as of any date, any member of a controlled group of corporations of which the Borrower or any Subsidiary is a member, which, in any event together with the Borrower are treated as of such date as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, are treated as of such date as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Euro Base Rate" means the higher of (i) the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Euro Base Rate" shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period, and (ii) 2% per annum.

         "Euro-Rate" means, with respect to each day during each Interest Period pertaining to a Loan to which the Euro-Rate Option applies, a rate per annum determined for such day in accordance with the following formula:

         Euro-Rate = Euro Base Rate divided by (1.00 minus the Euro-Rate Reserve Percentage).

         "Euro-Rate Option" means the interest rate option described in item
(ii) of Subsection 2.2b.

         "Euro-Rate Portion" means a Loan, or portion thereof, which bears, or is to bear, interest at the Adjusted Euro-Rate.

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         "Euro-Rate Reserve Percentage" means the maximum aggregate reserve requirement (including basic supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against Euro currency Liabilities as defined in Regulation D.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.7), any withholding tax that (I) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or
(II) is attributable to such Foreign Lender's failure to comply with Section 9.4(e), except in the case of clause (c)(I) above to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 9.4(a).

         "Existing Credit Agreement" means the Credit Agreement, dated as of February 12, 2003, by and among the Borrower, the lenders party thereto, and Fleet National Bank, as administrative agent..

         "Existing Senior Notes" means the Borrower's 7.10% Senior Notes due 2006, 7.38% Senior Notes due 2008, 7.38% Senior Notes due 2011 and 7.79% Senior Notes due 2011.

         "Event of Default" has the meaning given it in Article VII.

         "Federal Funds Effective Rate" means, for any day, the rate per annum (based on a year of 360 days and the actual days elapsed and rounded upward to the nearest 1/100th of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank of New York computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank of New York (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day for which such rate was announced.

         "Fee Letter" has the meaning set forth in Section 2.4b.

         "Fees" means collectively the fees referenced in Section 2.4.

         "FERC" means the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

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         "Fiscal Quarter" means the three-month fiscal period of the Borrower beginning on each October 1, January 1, April 1 and July 1 and ending on the succeeding December 31, March 31, June 30 and September 30.

         "Fiscal Year" means each fiscal period of the Borrower beginning October 1 and ending on the succeeding September 30.

         "Focused Audit" has the meaning given it in Section 3.6.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

         "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" means any federal, state, local or foreign court or governmental (or quasi-governmental) agency, authority, instrumentality or regulatory body.

         "Governmental Rule" means any law, statute, rule, regulation, ordinance, order, judgment, guideline or decision of any Governmental Authority.

         "Guarantors" means the collective reference to each domestic Subsidiary of the Borrower other than (i) NUI Utilities, (ii) Virginia Gas Company and its Subsidiaries, (iii) NUI Telecom, and (iv) NUI/Caritrade International.

         "Guaranty" or "Guarantee" means any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment or performance of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments other than endorsements of instruments for deposit or collection in the ordinary course of business, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) remaining liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the non-delivery of such products, materials or supplies or the non-furnishing of such services.

         "Guaranty Agreement" means that certain Guaranty Agreement referred to in Section 6.2(iii), as amended, modified or supplemented from time to time.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or gas prices.

         "Indebtedness" as applied to any Person means, without duplication, all liabilities of such Person for borrowed money (other than trade accounts payable arising in the ordinary course of business consistent with past practices), direct or contingent, whether evidenced by a bond, note, debenture or otherwise, all preferred equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time during the period ending one year after the term of this Agreement, and all obligations and liabilities in the nature of a capitalized lease obligation, deferred purchase price arrangement (other than trade accounts payable in the ordinary course of business consistent with past practices), title retention device, letter of credit obligation (whether or not the letter of credit has been drawn), letter of credit reimbursement obligation (whether or not the letter of credit has been drawn), Hedging Obligation, reimbursement agreement, Guaranty, obligations relating to securitization transactions, synthetic lease transactions and sale-leaseback transactions.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Insignificant Subsidiary" means, at any time, a Subsidiary (a) the value of whose assets do not exceed $5,000,000 at such time and (b) which did not generate more than $2,000,000 of net income (determined in accordance with GAAP) during the most recently ended period of four Fiscal Quarters.

         "Interest Period" means, subject to the provisions of Subsection 2.2c, as to any Loans bearing interest at the Euro-Rate Option, any individual period of one, two, three or six months selected by the Borrower commencing on the Borrowing Date, conversion date or renewal date of a Euro-Rate Portion to which such period shall apply.

         "Interest Reserve Account" has the meaning set forth in the Collateral Account Agreement.

         "Lead Arranger" has the meaning given in the preamble to this Agreement.

         "Lender" has the meaning given in the preamble to this Agreement.

         "Loans" means the Term Loans.

         "Loan Documents" means collectively this Agreement, each promissory note held by a Lender pursuant to Subsection 2.1c, the Collateral Account Agreement and the Guaranty Agreement.

         "Margin Stock" is defined herein as defined in Regulation U.

         "Material Adverse Effect" means, with respect to and as a result of the existence or occurrence of any circumstance or event, (a) any material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Documents has occurred or could reasonably be expect to occur, (b) any material and adverse effect to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries taken as a whole has occurred or could reasonably be expect to occur, or (c) any material impairment of the ability of the Agent or any of the Lenders to enforce their legal remedies pursuant to this Agreement or any other Loan Document has occurred or could reasonably be expected to occur.

         "Medium Term Notes" means the $50,000,000 8.35% Medium Term Notes of NUI Utilities due February 1, 2005 issued pursuant that certain Indenture, dated as of February 1, 1995, between NUI Utilities and the trustee thereunder.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a multiemployer Plan within the meaning of
Section 3(37) of ERISA which is contributed to by the Borrower or any ERISA affiliate or with respect to which such entities have an obligation to make contributions.

         "Net Asset Sale Proceeds" means (i) the aggregate cash consideration received by the Borrower or a Subsidiary in connection with (A) any transaction referred to in Section 5.5(ii) or (B) any Recovery Event less (ii) the reasonable out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such transaction and the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified by an Authorized Officer to the Agent at the time of such transaction, and less (iii) the amount thereof applied to the repayment of Indebtedness secured by an Encumbrance expressly permitted hereunder on any asset that is the subject of such asset sale or Recovery Event.

         "Net Proceeds" means (a) in connection with any asset sale under
Section 5.5(ii) or any Recovery Event, Net Asset Sale Proceeds therefrom and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable attorney's fees, investment banking fees, accountant's fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. Notwithstanding the foregoing, Net Proceeds shall not include any "Net Proceeds" (as such term is defined in the NUI Utilities Credit Agreement) to the extent applied to the repayment of loans and/or the reduction of commitments under the NUI Utilities Credit Agreement.

         "NJBPU" has the meaning given it in Section 3.6.

         "NUI/Caritrade International" means NUI/Caritrade International, L.L.C., a Delaware limited liability company.

         "NUI Energy Brokers" means NUI Energy Brokers, Inc., a Delaware corporation.

         "NUI Utilities" means NUI Utilities, Inc., a New Jersey corporation and its successors and assigns.

         "NUI Utilities Credit Agreement" means the Credit Agreement, dated as of the date hereof, among NUI Utilities, each of the lenders specified therein, and CSFB, as the agent.

         "Option" means any one or both of the Base Rate Option or the Euro-Rate Option.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or performance of this Agreement.

         "Participant" means any financial institution or other Person to which a Lender sells a Participation in its Loan.

         "Participation" means the sale by a Lender to any Participant of an undivided interest in all or any part of such Lender's Loans.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor Person.

         "Permitted Encumbrance" means, as to any Person, any of the followings

               (i) Encumbrances for taxes, assessments, governmental charges or levies on any of such Person's properties, which taxes, assessments, governmental charges or levies are at the time not due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained on the books of such Person in conformity with GAAP;

               (ii) pledges or deposits (other than Encumbrances imposed by ERISA) incurred or made in the ordinary course of business, to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

               (iii) Encumbrances arising out of judgments or awards against such Person but only to the extent that such judgment or award does not constitute an Event of Default under Section 7.7 or Potential Default under Section 7.7;

               (iv) mechanics', carriers', workers', repairmen's and other similar statutory Encumbrances incurred in the ordinary course of such Person's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted and as to which reserves or other appropriate provision, if any, satisfying the requirements of GAAP have been made;

               (v) security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and such Person;

               (vi) Encumbrances listed on Schedule 5.2, securing Indebtedness permitted by Section 5.13 (d)); provided that no such Encumbrance is amended after the date of this Agreement to cover any additional property or to secure additional Indebtedness;

               (vii) easements, rights-of-way, restrictions, leases or subleases to others or other similar Encumbrances created in the ordinary course of business which Encumbrances do not interfere in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries;

               (viii) Encumbrances securing (a) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (b) contingent obligations on surety and appeal bonds, and (c) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such

          Encumbrances in the aggregate would not (even if enforced) cause a Material Adverse Effect;

               (ix) Encumbrances securing Indebtedness of the Borrower permitted by Section 5.13(b) incurred to finance the purchase of new fixed or capital assets (including pursuant to capital leases), provided that
          (1) such Encumbrances shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (2) such Encumbrances do not at any time encumber any property other than the property financed by such Indebtedness, and (3) the Encumbrances are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased; and

               (x) Deposits of cash or Permitted Investments (1) securing reimbursement obligations (and related obligations) with respect to letters of credit issued in accordance with Section 5.13(l) or (2) as provided in Section 4.1.

         "Permitted Investments" means

               (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America;

               (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either S&P or Moody's;

               (c) commercial paper, at the time of acquisition, having a rating of A-1 (or the equivalent) or higher from S&P and P-1 (or the equivalent) or higher from Moody's; or

               (d) mutual funds, the assets of which are primarily invested in items of the kind described in clauses (a), (b) and (c) of this definition;

provided in each case, that such obligations are payable in Dollars and such Permitted Investments by the Borrower and its Subsidiaries are in accordance with Governmental Rules.

         "Permitted Transferee" has the meaning given it in Section 7.10.

         "Person" means any individual, partnership, corporation, trust, joint venture, banking association, unincorporated organization, limited liability company or any other entity or enterprise or government or department or agency thereof.

         "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) which is maintained by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA and Section 412 of the Code.

         "Pre-Funded Interest" shall mean an amount equal to interest to accrue on the outstanding principal amount of the Loans hereunder from the date such Loans are made to the first anniversary of the Closing Date, or, if the Termination Date has been extended as provided herein, during the period from the one year anniversary of the Closing Date to the second year anniversary of the Closing Date (in each case based upon an assumed interest rate which, in the reasonable judgment of the Agent, approximates the average projected interest rate with respect to the Loans hereunder during the applicable period).

         "Portion" means, with respect to any outstanding Loans, either the Base Rate Portion thereof, the Euro-Rate Portion thereof, or both, as the case may be.

         "Potential Default" means an event which, with the passage of time or the giving of notice or both, shall be an Event of Default.

         "Prime Rate" means the interest rate per annum announced from time to time by CSFB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.

         "PUHCA" has the meaning given it in Section 3.14.

         "Purchasing Lender" has the meaning given it in Subsection 9.6a.

         "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries in excess of $500,000.

         "Register" has the meaning given it in Subsection 9.6b.

         "Regulation D" means Regulation D promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 204 et seq.) as such regulation is now in effect and as may hereafter be amended.

         "Regulation T" means Regulation T promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 220 et seq.) as such regulation is now in effect and as may hereafter be amended.

         "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 et seq.) as such regulation is now in effect and as may hereafter be amended.

         "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224 et seq.) as such regulation is now in effect and as may hereafter be amended.

         "Reportable Event" means any one or more events, defined in Section 4043(c) of ERISA, other than an event for which the requirement for the 30 day notice to the PBGC is waived.

         "Required Lenders" means as of a particular date Lenders having outstanding Loans representing more than fifty percent (50%) of the aggregate principal amount of outstanding Loans of all Lenders.

         "Restricted Payments" has the meaning given to it in Section 5.1.

         "Restricted Subsidiary" means, individually, any of NUI Utilities, Virginia Gas Company, any Subsidiary of Virginia Gas Company, NUI/Caritrade International, or HPMT Hungarian Portfolio Management and Trading, LLC and "Restricted Subsidiaries" means, collectively, NUI Utilities, Virginia Gas Company, each Subsidiary of Virginia Gas Company, NUI/Caritrade International and HPMT Hungarian Portfolio Management and Trading, LLC.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. and its successors.

         "Saltville JV" means Saltville Gas Storage Company L.L.C., a Virginia limited liability company.

         "Saltville Member" means NUI Saltville Storage, Inc., a Delaware corporation.

         "Senior Ratings" means, with respect to any Person, the long term senior unsecured public debt ratings in effect from time to time as assigned by Moody's and S&P, as the case may be.

         "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the outstanding stock or other applicable ownership interest having by the terms thereof ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, or other entity is at the time directly or indirectly owned or controlled by such Person and/or by one or more Subsidiaries of such Person.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including interest, penalties and other additions thereto.

         "Termination Date" means November 22, 2004, unless (i) earlier terminated in accordance with the terms hereof or (ii) extended in accordance with the terms hereof.

         "Termination Proceedings" means any action taken by the PBGC under ERISA to terminate any Plan or to have a trustee appointed to administer any Plan.

         "Term Loans" means the term loans made by the Lenders to the Borrower pursuant to Section 2.1a.

         "Transfer Effective Date" has the meaning given it in each respective Assignment and Assumption Agreement.

         "Transferor Lender" has the meaning given it in Subsection 9.6a.

         "Virginia Gas Company" means Virginia Gas Company, Inc., a Delaware corporation.

         1.2 GAAP Definitions. Accounting terms used herein but not defined herein shall have the meanings ascribed to them under GAAP as in effect from time to time; provided, however, that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         1.3 Other Definitional Conventions and Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". The word "will" shall be construed to have the same meaning and effect as the word "shall". The word "or" as used herein shall mean and connote nonexclusive alternatives, unless expressly stated or the context clearly requires otherwise. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to a law, code or statute shall be construed to include all laws, codes or statutes varying, consolidating or replacing the same and all regulations, rulings, policies or ordinances issued or otherwise applicable thereunder and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


                              ARTICLE II. THE LOANS

         2.1 Commitments

         2.1a Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan to the Borrower on the Closing Date in a principal amount equal to the amount set forth on Schedule 2.1 opposite its name. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         2.1b Obligations of Each Lender. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrower, or any other Lender, to any other party nor shall the Borrower, or any other Lender, be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date.

         2.1c Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note (or promissory notes) in a form reasonably acceptable to the Agent, payable to such Lender and its registered assigns, the interests represented by such promissory note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.6) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         2.2 Interest Rates, Interest Payment and Certain Provisions Relating to Interest and Fees.

         2.2a Payments of Interest; Collateralization. The Borrower shall pay interest on the principal amount of the Loans from time to time outstanding hereunder, from the date of incurrence thereof until payment in full, at the rates of interest determined pursuant to this Section 2.2 (including Section 2.2f). The Borrower shall pay accrued interest on the unpaid principal balance of the Loans in arrears: (i) with respect to each Base Rate Portion, at the Adjusted Base Rate on the last Business Day of each Fiscal Quarter during the term hereof, (ii) with respect to each Euro-Rate Portion, at the Adjusted Euro-Rate on the last day of each Interest Period as provided for in Subsection 2.2(b)(ii) (provided, however, if the Interest Period chosen for a Euro-Rate Portion exceeds three months, interest on that Euro-Rate Portion shall be due and payable on the day which is (A) three months after the first day of such Interest Period and (B) the last day of such Interest Period), and (iii) with respect to all such Portions, at the applicable interest rate (A) when due, at maturity, whether by acceleration or otherwise, and (B) after maturity, on demand until paid in full. To the extent funds are available therefor, amounts on deposit in the Collateral Account shall be applied to the repayment of such interest when due; provided that the Borrower shall pay directly when due that portion, if any, of accrued interest to the extent in excess of the assumed rate of interest used in determining Pre-Funded Interest. From and after the date on which each of the conditions set forth below have been satisfied (the "Collateralization"), the applicable Adjusted Base Rate and Adjusted Euro-Rate shall be reduced by fifty base points (0.50%): (i) the Borrower shall grant to a collateral agent (acceptable to the Agent) on behalf of the Agent and the Lenders a first priority security interest in collateral acceptable to the Agent (the "Collateral") (which security interest may also secure other indebtedness of the Borrower on a pari passu basis so long as such aggregate principal amount of such other indebtedness is less than the aggregate principal amount of the Loans), (ii) the fair market sales value of the Collateral shall equal or exceed 120% of the aggregate principal amount of indebtedness secured thereby, (iii) the Borrower shall deliver to the Agent a "fair market sales value" appraisal of the Collateral in form and substance reasonably satisfactory to the Agent from an independent appraiser reasonably acceptable to the Agent demonstrating compliance with clause (ii), (iv) the Borrower shall execute and deliver to the Agent a security agreement and such other agreements, documents, certificates, lien searches, opinions of counsel and other documentation customary or requested by the Agent in connection with the foregoing (all of which shall be in form and substance and from counsel or others, as applicable, reasonably satisfactory to the Agent) and (v) the Borrower shall have reimbursed the Agent for any and all costs and expenses incurred with respect to the foregoing (including reasonable fees and expenses of counsel to the Agent). All reasonable fees, costs and other expenses relating to any of the foregoing (including, without limitation, fees of the collateral agent and the appraiser) shall be for the account of the Borrower.

         2.2b Interest Rate Options. The unpaid principal amount of the Loans shall bear interest, for each day until due, at one or more rates of interest selected by the Borrower from among the Options set forth below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Interest Periods to apply simultaneously to different Portions of the Euro-Rate Portions of the Loans.

               (i) Base Rate Option: A rate of interest per annum equal to the Base Rate plus 5.00% minus, upon a Collateralization (if any), 0.50% (the "Adjusted Base Rate"). The rate of interest per annum under the Base Rate Option shall be adjusted automatically, from time to time, upon each change in the Adjusted Base Rate.

               (ii) Euro-Rate Option: A rate of interest per annum equal to the Euro-Rate plus 6.00% minus, upon a Collateralization (if any), 0.50% (the "Adjusted Euro-Rate").

         2.2c Interest Periods; Limitations on Elections. At any time when the Borrower shall select, convert to or renew at the Euro-Rate Option with respect to all or any Portion of the outstanding Loans, it shall fix one or more Interest Periods during which such Option(s) shall apply. All of the foregoing, however, is subject to the following:

          (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Interest Period shall end on the next preceding Business Day; and

          (ii) any Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Interest Period is to end shall end on the last Business Day of such subsequent month.

         In addition, elections by the Borrower of the Euro-Rate Option shall be subject to the following further limitations:

          (iii) If an Interest Period is elected and such Interest Period would end after the Termination Date, such Interest Period shall end on the Termination Date; and

          (iv) At no time may there be more than ten Interest Periods in effect relating to Loans.

         2.2d Election, Conversion or Renewal of Interest Rate Options. Elections of or conversions to the Base Rate Option shall continue in effect until converted to the Euro-Rate Option as hereinafter provided. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Interest Period.

         At any time, with respect to any Base Rate Portion, or at the expiration of the applicable Interest Period, with respect to any Euro-Rate Portion, the Borrower (subject to Subsection 2.2c) may cause all or any part of the principal amount of such Portion to be converted to and/or (in the case of a Euro-Rate Portion) to be renewed under the Euro-Rate Option by notice to the Agent for notice to each of the Lenders as hereinafter provided. Such notice (i) shall be irrevocable; (ii) shall be given not later than 12:00 noon (eastern time) in the case of a conversion to or renewal of, either in whole or in part, the Euro-Rate Option on the third Business Day prior to the proposed effective date for the conversion or renewal and (iii) shall set forth:

         (A) the effective date of such conversion or renewal, which shall be a Business Day;

         (B) the new Interest Period(s) selected; and

         (C) with respect to each such Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

         At the expiration of each Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to the Base Rate Option, or if no Interest Period shall be specified in such notice, such Interest Period shall be one month.

         2.2e Notification of Election of an Interest Rate Option. The Borrower, by an Authorized Officer, shall notify the Agent of (i) each election or renewal of an Option and each conversion from one Option to another, (ii) the Portion of the Loans then outstanding to be allocated to each Option and (iii) where relevant, the Interest Periods applicable to each Option, by communication as provided for in this Agreement. Any such communication may be oral or written and if oral, it should be followed immediately by written confirmation of such Option election executed by an Authorized Officer.

         2.2f Default Interest. After the principal amount of all or any part of the Base Rate Portions of the Loans shall have become due and payable, whether by acceleration or otherwise and whether or not judgment has been entered against the Borrower thereon, all Base Rate Portions shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate. After the principal amount of all or any part of the Euro-Rate Portions of the Loans shall have become due and payable, whether by acceleration or otherwise and whether or not judgment has been entered against the Borrower thereon, all such Euro-Rate Portions shall bear interest (i) until the end of the then current Interest Period, at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Euro-Rate Option, and (ii) at the end of the then current Interest Period and thereafter, at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate. After any other amount shall have become due and payable, whether or not judgment has been entered against the Borrower thereon, such amount shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate.

         2.3 Yield-Protection and Miscellaneous Provisions Relating to
Euro-Rate.

         2.3a Yield Protection. Notwithstanding other provisions of this Section 2.3:

          (i) If, at any time after the date hereof, the adoption of any Governmental Rule (including, without limitation, Regulation D), or if any change therein, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall:

               (A) subject any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind with respect to payments of principal or interest or other amounts due hereunder or pursuant to any Loan outstanding (other than any tax imposed or based upon the net income of a Lender and payable to any Governmental Authority (i) in the United States of America or any state thereof or (ii) the jurisdiction under the laws of which such Lender is organized or in which its principal office or its applicable lending office is located); or

               (B) change the basis of taxation of any Lender with respect to payments of principal or interest or other amounts due hereunder or pursuant to any Loan outstanding (other than any change which affects, and only to the extent that it affects, the taxation by the United States or any state thereof of the total net income of such Lender); or

               (C) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by any Lender applicable to its Loans made hereunder (other than such requirements which are included in the determination of the applicable rate of interest hereunder); or

               (D) impose upon any Lender any other obligation or condition with respect to this Agreement, and the result of any of the foregoing is to increase the cost to the affected Lender, reduce the income receivable by the affected Lender, reduce the rate of return on the affected Lender's capital, or impose any expenses upon the affected Lender, all with respect to any of the Loans (or any portion thereof) by an amount which the affected Lender reasonably deems material, and if the affected Lender is then demanding similar compensation for such occurrences from other borrowers who are similarly situated and who have a similar relationship with the affected Lender and from which the affected Lender has the right to demand such compensation, then and in any such case:

                    (1) the affected Lender shall promptly notify the Borrower of the happening of such event;

                    (2) the Borrower shall pay to the affected Lender, within 10 days following demand, such amount as will compensate the affected Lender for such reduction in its rate of return; and

                    (3) the Borrower may pay the affected portion of the
               affected Lender's Loans in full without the payment of any additional amount, including prepayment penalties, other than amounts payable on account of the affected Lender's out-of-pocket losses (including funding loss, if any, as provided in Section 2.9) which are not otherwise provided for in subparagraph (2) immediately above.

          (ii) A certificate (in reasonable detail) as to the increased cost or reduced amount as a result of any event mentioned in this Subsection 2.3a shall be promptly submitted by the affected Lender to the Borrower in accordance with the provisions hereof. Such certificate shall be prima facie evidence as to the amount of such increased cost or reduced amount.

         2.3b [Intentionally Omitted].

         2.3c Euro-Rate Unascertainable. If, on any date on which the Adjusted Euro-Rate would otherwise be set, the Agent reasonably shall have determined (which determination shall be final and conclusive) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Agent shall give prompt notice of such determination to the Borrower and the Lenders and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew at the Base Rate Option with respect to the principal amount therein specified.

         2.3d Illegality. If a Lender shall determine in good faith (which determination shall be final and conclusive) that compliance by such Lender with any applicable law, treaty or other Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority, has made it unlawful for such Lender to maintain the Loans under the Euro-Rate Option (including but not limited to acquiring Eurodollar liabilities to fund such Loans), such Lender shall give notice of such determination to the Borrower and the other Lenders. Notwithstanding any provision of this Agreement to the contrary, unless and until the affected Lender shall have given notice to the Borrower and the other Lenders that the circumstances giving rise to such determination no longer apply:

          (i) with respect to any Interest Periods thereafter commencing, interest on the Loans bearing interest at the Adjusted Euro-Rate (whichever one or more have been determined by the affected Lender to be unlawful) shall, unless the Borrower shall have selected a different Option which is then available, be computed and payable under the Base Rate Option; and

          (ii) on such date, if any, as shall be required by law, any Loans bearing interest at the Adjusted Euro-Rate then outstanding shall be automatically converted to the Base Rate Option, and the Borrower shall pay to the affected Lender the accrued and unpaid interest on such Loans to (but not including) the date of such conversion at the applicable interest rate or rates in effect for such Loans prior to such conversion.

         2.3e Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.3a, 2.3b or 2.3d with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.3a, 2.3b or 2.3d. In determining whether designating another lending office would cause such Lender or its lending office(s) to suffer economic disadvantage, such Lender may disregard any economic disadvantage that the Borrower agrees in form and substance satisfactory to such Lender to indemnify and hold such Lender harmless therefrom.

         2.4      Fees.

         2.4a     [Intentionally Omitted].

         2.4b Certain Fees. (a) The Borrower agrees to pay to the Agent for the account of the Agent, the fees required to be paid by it as set forth in that certain letter agreement among the Borrower, the Agent, NUI Corporation and CSFB (the "Fee Letter") dated as of October 31, 2003, as the same may be amended from time to time, as and when payment of such fees is due as set forth therein.

         (b) If the Termination Date is extended pursuant to Section 2.6, the Borrower shall pay the Lenders an extension fee on the original Termination Date in an amount equal to 0.50% of the aggregate amount of Term Loans then outstanding. If the Borrower elects to extend the Termination Date by at least six months, on the date that is the six month anniversary of the original Termination Date, the Borrower shall pay the Lenders an additional fee in an amount equal to 0.50% of the aggregate amount of Term Loans then outstanding on such sixth month anniversary of the original Termination Date.

         2.5 Calculation of Interest. Interest computed at the Prime Rate (or clause (C) of the definition of Base Rate) shall be computed upon the basis of a year of 365 or 366 days, as the case may be. All other interest shall be computed on the basis of a year of 360 days. In each case, interest shall be calculated for the actual number of days elapsed (including the first day and but excluding the last day). The applicable Base Rate and Euro-Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

         2.6 Extension of Termination Date. The Termination Date may be extended, in the manner and subject to the conditions set forth in this Section 2.6, at the option of the Borrower for an additional period of 364 days. The Borrower may exercise such option to extend the Termination Date if and only if
(i) the NUI Utilities Credit Agreement is at the same time extended in accordance with the terms thereof (or refinanced on terms reasonably acceptable to the Required Lenders), (ii) the maturity of the Medium Term Notes has been extended to a date no earlier than June 30, 2006 (without any scheduled amortization thereof prior to such date) (either by amendment or refinancing thereof, on terms reasonably acceptable to the Agent, it being understood that a refinancing thereof through the incurrence of Delayed Draw Term Loans is reasonably acceptable to the Agent), (iii) Borrower shall deposit into the Interest Reserve Account an amount sufficient to cause the amount then on deposit to be equal to interest to accrue on the then outstanding principal amount of the Loans hereunder to the Termination Date as extended (based upon an assumed interest rate which, in the reasonable judgment of the Agent, approximates the average projected interest rate with respect to the Loans hereunder) and (iv) no Event of Default and no Potential Default has occurred and is continuing. If the Borrower wishes to extend the Termination Date, it shall give written notice to that effect to the Agent not less than 10 nor more than 90 days prior to the original Termination Date (and the Agent shall thereafter deliver a copy of such notice to the Lenders). Delivery of such notice shall be deemed to be a representation and warranty by the Borrower as of the date of such notice that (i) the conditions to exercising such extension have been satisfied and (ii) the representations and warranties of the Borrower set forth in Article III hereof shall be correct in all material respects. Upon the Agent receiving such written notice, and provided that the conditions have been met, the Termination Date shall be extended, effective on the date of such receipt, to November 21, 2005.

         2.7 Substitution or Replacement of a Lender. The Borrower shall have the right (provided that at such time, no Event of Default and no Potential Default has occurred and is continuing), in its sole discretion, to seek a substitute lending institution or institutions (which may be one or more of the other Lenders) to assume the Loans and the other obligations of such Lender under this Agreement, if any of the following conditions occur with respect to such Lender:

          (i) such Lender shall have delivered a notice or certificate pursuant to Section 2.3a or 2.3b;

          (ii) the obligation of such Lender to make Loans which bear or are to bear interest under the Euro-Rate Option has been suspended pursuant to Subsection 2.3d; or

          (iii) such Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders;

         and provided, any proposed substitute lending institution, which is not a Lender prior to the Borrower's selection thereof, must be reasonably acceptable to the Agent, whose consent shall not be unreasonably withheld or delayed, and provided, further that all of the provisions of Section 9.6 (with respect to any Lender) and Section 8.11 (if the affected Lender is the Agent) must be complied with.

         2.8 Loan Repayment. Each repayment of the Loans shall be in the minimum amount of $1,000,000, in the aggregate, or an integral multiple of $100,000 thereof, or such lesser amount as is actually outstanding thereunder. The Borrower, upon (i) one Business Days' prior oral or written notice to the Agent, in the case of Loans bearing interest at the Adjusted Base Rate or (ii) three Business Days' prior oral or written notice to the Agent, in the case of Loans bearing interest at the Adjusted Euro-Rate, followed immediately thereafter by the Borrower's written confirmation to the Agent of any oral notice, may repay the outstanding amount of the Loans in whole or in part with accrued and unpaid interest then due and payable (with respect to each Base Rate Portion, in accordance with Section 2.2a and, with respect to each Euro-Rate Portion, at the time of such repayment), the amount repaid to the date of such repayment, without premium or penalty other than, in the case of repayment of Euro-Rate Loans, the payment of any additional amounts under Section 2.9 below.

          All Loans outstanding on the Termination Date shall become due and payable in full on such date.

         2.9 Additional Payments by the Borrower. If (i) the Borrower shall fail to make any payment due hereunder on the due date thereof, (ii) the Borrower shall make a payment, prepayment or conversion of any Euro-Rate Portion of the Loans on a day other than the last day of the applicable Interest Period, (iii) the Borrower shall convert any Portion to the Base Rate Option from another Option pursuant to Subsection 2.2d on a day other than the last day of the relevant Interest Period, or (iv) the Borrower shall fail on the date specified therefor to consummate any borrowing, conversion or renewal after giving a request for an extension of credit or notice of conversion or renewal, and, as a result of any such action or inaction, a Lender reasonably incurs any losses and expenses which it would not have incurred but for such action or inaction, the Borrower shall pay such additional amounts as will compensate the affected Lender for such losses and expenses, including the cost of reemployment of any funds prepaid at rates lower than the cost to the affected Lender of such funds. Such losses and expenses, which the affected Lender shall exercise reasonable efforts to minimize, shall be specified in writing (setting forth, in reasonable detail, the basis of calculation) to the Borrower by the affected Lender, which writing shall be prima facie evidence of the amounts set forth therein, and such amounts shall be payable within 30 days of demand therefor.

         2.10 [Intentionally Omitted].

         2.11 [Intentionally Omitted] .

         2.12 [Intentionally Omitted].

         2.13 Time, Place and Manner of Payments. Except to the extent otherwise provided herein, (a) Loans to be made on any day shall be made by the Lenders pro rata, and (b) Loans of the Lenders shall be converted and continued pro rata in accordance with their respective amounts of Loans of the type and, in the case of Euro-Rate Portions, having the Interest Period being so converted or continued. All payments to be made by the Borrower of principal and interest on the Term Loans (other than those provided for in Sections 2.3 and 2.9 hereof) shall be made to the Agent (at the Agent's Account) for the ratable account of the Lenders holding Term Loans. All other payments to be made by the Borrower hereunder shall be made to the Agent (at the Agent's Account) for the ratable account of the applicable Lenders (or, in the case of Fees and other amounts owing to the Agent, for its sole account). The Agent will promptly pay each such payment received to each applicable Lender or its order in accordance with
Section 8.9 hereof. All payments due a Lender by reason of Sections 2.3 or 2.9 hereof shall be paid at the principal office of the Lender which invoices the Borrower for such payment. All payments to be made by the Borrower under this Agreement shall be paid in Dollars and in immediately available funds no later than 2:00 P.M. (eastern time) on the date such payment is due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature. Any payment received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

         2.14 Mandatory Prepayments. Unless the Required Lenders otherwise agree, if (i) any Equity Interests of the Borrower or any of its Subsidiaries shall be issued to a Person other than the Borrower or any of its Subsidiaries,
(ii) any Recovery Event shall have occurred (and Net Asset Sale Proceeds thereof have not been reinvested in the same or similar property or assets within 364 days of such Recovery Event (with such reinvestment not to exceed $20,000,000 in the aggregate), or the Borrower may designate, by written notice to the Agent, any Recovery Event as an asset sale, in which case it shall apply the proceeds of such Recovery Event in accordance with the proviso in Section 5.5), (iii) any Indebtedness of the Borrower or any of its Subsidiaries is incurred (excluding any Indebtedness incurred in accordance with Section 5.13), or (iv) any disposition of assets occurs pursuant to clause (ii) of Section 5.5, then the Borrower shall prepay the Loans in an amount equal to 100% (or in the case of any issuance of Equity Securities of the Borrower, 50%) of the Net Proceeds therefrom (except as provided in Section 5.5) no later than the second Business Day following receipt by the Borrower or such Subsidiary of such Net Proceeds.

         (b) Amounts to be applied in connection with prepayments made pursuant to this Section 2.14 shall be applied to the prepayments of the Term Loans pro rata. The application of any prepayment pursuant to this Section 2.14 shall be made, first, to Base Rate Loans and, second, to Euro-Rate Loans. Each prepayment of the Loans under this Section 2.14 that are Base Rate Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         (c) Upon (i) the occurrence of any event described in Section 7.10 hereof with respect to the Borrower or NUI Utilities, (ii) any refinancing of loans and commitments under the NUI Utilities Credit Agreement other than with proceeds of Indebtedness the terms of which are reasonably acceptable to the Required Lenders or (iii) the Borrower shall default in the observance or performance of any covenant set forth in clause (ii) of Section 4.11, then the Loans then outstanding (together with accrued interest thereon) and all other amounts owing under this Agreement shall become immediately due and payable.

         (d) Nothing in this Section 2.14 shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the type described in this Section 2.14, including, without limitation, Sections 5.5, 5.6 and 5.13 hereof.


                  ARTICLE III. REPRESENTATIONS AND WARRANTIES.

         To induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrower represents and warrants to the Lenders that:

         3.1 Corporate Existence, Subsidiaries. The Borrower and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be duly organized, validly existing and in good standing under the laws of its respective state of organization and it is duly qualified and in good standing as a foreign corporation, partnership or limited liability company, as the case may be authorized to do business in each jurisdiction where, because of the nature of its respective properties or businesses, such qualification is required or, if not so qualified or in good standing in any state, the lack of such qualification or good standing will not have a Material Adverse Effect. All of the direct and indirect Subsidiaries of the Borrower and the ownership interests of the Borrower and its Subsidiaries therein on a fully diluted basis, as of the Closing Date, are listed on Schedule 3.1 of this Agreement.

         3.2 Corporate Authority. The Borrower and each of its Subsidiaries is duly authorized to execute and deliver this Agreement and the other Loan Documents to which it is or will become a party; all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution and delivery of this Agreement and the other Loan Documents to which it is a party has been properly taken; and it is duly authorized to borrow hereunder and to perform all of the other terms and provisions of this Agreement and the other Loan Documents to which it is or will become a party.

         3.3 Enforceability. Each Loan Document to which the Borrower and each of its Subsidiaries is a party has been duly and validly executed and delivered by the Borrower and each constitutes a legal, valid and binding agreement of the Borrower enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought at equity or at law).

         3.4 No Restrictions, No Default. Neither the execution and delivery of this Agreement and the other Loan Documents to which it is or will become a party, nor the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof or of any other Loan Document,
(i) will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Borrower or any Subsidiary, (ii) conflict with or result in a breach of any law, statute, rule or regulation or any, order, writ, injunction or decree of any Governmental Agency (including FERC and other applicable Federal and state energy laws and regulations), or (iii) conflict with, result in a breach or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any agreement, indenture or other instrument to which the Borrower or any Subsidiary is a party or by which any of them is bound or to which it is subject or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the property or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement, indenture or other instrument, except in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Borrower and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Encumbrance except as permitted by Section 5.2. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings hereunder to be made on the Closing Date which constitutes an Event of Default or Potential Default.

         3.5 Financial Statements. The Borrower has heretofore furnished to the Agent and the Lenders the consolidated balance sheet and statements of income, capitalization, shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries (i) as of and for the fiscal years ended September 30, 2001 and September 30, 2002, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2003. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, except as expressly noted therein, and, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Except as has otherwise been fully disclosed in the Borrower's Form 10-K filed on December 31, 2002, Form 10-Qs filed on February 14, 2003, May 15, 2003 and August 14, 2003, and Current Reports on Form 8-K filed on July 22, 2003, July 31, 2003, September 26, 2003, October 14, 2003 and November 19, 2003 or the Confidential Information Memorandum, since September 30, 2002, nothing has occurred that has had a Material Adverse Effect.

         3.6 Absence of Litigation. Except as disclosed in the Borrower's Form 10-K filed on December 31, 2002, Form 10-Qs filed on February 14, 2003, May 15, 2003, and August 14, 2003 and Current Reports on Form 8-K filed on July 22, 2003, July 31, 2002, September 26, 2003, October 14, 2003 and November 19, 2003
or the Confidential Information Memorandum, there are no actions, suits, investigations, litigation or proceedings at law or in equity pending or, to the Borrower's knowledge, threatened against the Borrower or any Subsidiary or any of their respective properties, which (i) would have a Material Adverse Effect, or (ii) that involve any Loan Document or the transactions hereunder. It is acknowledged and agreed that notwithstanding anything contained in this Section
3.6 to the contrary, nothing in this Section 3.6 shall constitute a representation or warranty by the Borrower with respect to the focused audit of the Borrower initiated by the New Jersey Board of Public Utilities (the "NJBPU") as of March 20, 2003 and conducted by The Liberty Consulting Group (the "Focused Audit"), whether the status of the Focused Audit, the results (or expected results) of the Focused Audit or otherwise.

         3.7 Tax Returns and Payments. As of the date hereof, the Borrower and each of its Subsidiaries have timely filed all Federal and all other material tax returns required by law to be filed and have paid all material taxes, material assessments and other material governmental charges which are due and payable by the Borrower or any of its Subsidiaries, other than those payable without penalty or interest or those which are being contested in good faith and by appropriate proceedings diligently conducted for which reserves in accordance with GAAP have been provided. As of the date hereof, the charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of Federal, state and local income taxes for all fiscal periods are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state or local income taxes for any such fiscal period or any basis therefor.

         3.8 Pension Plans. Except to the extent that a breach of any of the following representations would not have a Material Adverse Effect, (i) each Plan has been and will be maintained and funded, in all respects, in accordance with its terms and with all provisions of ERISA and the Code applicable thereto;
(ii) no Reportable Event has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan, which has caused or would cause the Borrower or any ERISA Affiliate to incur any liability to the PBGC under Title IV of ERISA; (v) no withdrawal, either complete or partial, has occurred or commenced with respect to any Multiemployer Plan, and there exists no intent to withdraw either completely or partially from any Multiemployer Plan, (vi) the Borrower is not subject to any liability for unpaid penalties or taxes imposed under Section 502(i) of ERISA or Section 4975 of the Code and has not engaged in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code, (vii) no conditions have been met for the imposition of a lien under Section 302(f) of ERISA or Section 412(n) of the Code or for the provision of security pursuant to Section 307 of ERISA with respect to any Plan and (viii) with respect to each Plan, the value of all benefit liabilities under such Plan do not exceed the fair market value of the assets of such plan, as determined in accordance with the most recent actuarial report for such Plan.

         3.9 Compliance with Applicable Laws. The Borrower and each Subsidiary
(i) is not in default with respect to any order, writ, injunction or decree of any court or of any Federal, state, municipal or other Governmental Authority; and (ii) is complying with all applicable statutes and regulations of each Governmental Authority having jurisdiction over its activities (including FERC and other applicable Federal and state energy laws and regulations); except for those orders, writs, injunctions, decrees, statutes and regulations, non-compliance with which would not have a Material Adverse Effect. It is acknowledged and agreed that notwithstanding anything contained in this Section 3.9 to the contrary, nothing in this Section 3.9 shall constitute a representation or warranty by the Borrower with respect to the Focused Audit, whether the status of the Focused Audit, the results (or expected results) of the Focused Audit or otherwise.

         3.10 Environmental Matters. Except to the extent described in the Borrower's Form 10-K filed on December 31, 2002, Form 10-Qs filed on February 14, 2003, May 15, 2003, and August 14, 2003 and Current Reports on Form 8-K filed on July 22, 2003, July 31, 2002, September 26, 2003, October 14, 2003 and November 19, 2003 or the Confidential Information Memorandum, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws, except for matters which do not have a Material Adverse Effect.

         3.11 Governmental Approval. No action, order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with, any Governmental Authority, or exemption by any Governmental Authority, is or, under existing Governmental Rules, will be required to authorize, or is or, under existing Governmental Rules, will be required in connection with, (i) the execution, delivery and performance by the Borrower or any of its Subsidiaries of this Agreement or the other Loan Documents to which it is a party or the transaction thereunder or (ii) the legality, binding effect or enforceability against the Borrower or any of its Subsidiaries of this Agreement or the other Loan Documents to which it is a party, except for such as have been made or obtained (or may be required to be obtained prior to the extension of the Termination Date (if any) pursuant to Section 2.6) and are in full force and effect.

         3.12 Regulations T, U and X. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock and no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or for any other purpose which would violate or be inconsistent with Regulations T, U or X.

         3.13 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.14 Public Utility Holding Company Act. The Borrower is a "holding company" that is exempt from all regulation under PUHCA (except Section
(9)(a)(2) thereof) under Section 3(a)(1) thereof pursuant to Rule 2. Each Guarantor and NUI/Caritrade International is an "affiliate" of an exempt public utility "holding company" with the meaning of PUHCA. NUI Utilities, Virginia Gas Company and each of Virginia Gas Company's Subsidiaries are "affiliates" of an exempt public utility "holding company" within the meaning of PUHCA.

         3.15 Disclosure. Neither this Agreement nor any other document, certificate or written statement furnished to the Lenders or the Agent by or on behalf of the Borrower pursuant to this Agreement (or provided by or on behalf of the Borrower for inclusion in the Confidential Information Memorandum) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein taken as a whole, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which has had or in the future may (so far as the Borrower now foresees) have a Material Adverse Effect, which has not been set forth (or referred to) in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Lenders or the Agent or otherwise disclosed in writing to the Lenders or the Agent by or on behalf of the Borrower prior to or on the date hereof. With respect to projections regarding the future performance of the Borrower and its Subsidiaries, no representation or warranty is made other than that such projections have been prepared in good faith and based on assumptions believed to be reasonable at the time of preparation thereof; it being recognized that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower's and its Subsidiaries' control and that actually results during the period or periods covered by any such projections may differ from the projected results. It is acknowledged and agreed that notwithstanding anything contained in this Section 3.15 to the contrary, nothing in this Section 3.15 shall constitute a representation or warranty by the Borrower with respect to the Focused Audit, whether the status of the Focused Audit, the results (or expected results) of the Focused Audit or otherwise.

         3.16 [Intentionally Omitted].

         3.17 [Intentionally Omitted].

         3.18 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower or to any of its Subsidiaries are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person (except to the extent the Borrower or its respective Subsidiaries is self-insured in compliance with Section 4.7).

         3.19 Labor Matters. There are no strikes, work stoppages, slowdowns, lockouts or other labor disputes pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those which in the aggregate have no Material Adverse Effect. There are no arbitrations, unfair labor practice charges, complaints, representation proceedings or grievances pending against or involving the Borrower or any of its Subsidiaries, nor are there any threatened involving the Borrower or any of its Subsidiaries, based on, arising out of, in connection with, or otherwise relating to individual or group employment, collective bargaining agreements, union organizing or other activities, or employment or other labor matters, other than those which, in the aggregate, would have no Material Adverse Effect.


                       ARTICLE IV. AFFIRMATIVE COVENANTS.

         From the date hereof and thereafter until all of the Bank Indebtedness (other than indemnity obligations which are not then due and payable) is paid in full, the Borrower agrees that:

         4.1 Use of Proceeds. The proceeds of the Loans will be used by the Borrower on the Closing Date first (i) to fund the Interest Reserve Account in accordance with the Collateral Account Agreement, (ii) to repay in full all amounts outstanding under and terminate (a) the Existing Credit Agreement, (b) the Existing Senior Notes, and (c) all intercompany indebtedness owing to NUI Utilities, and (iii) to pay related fees and expenses incurred in connection with the execution and delivery of the Loan Documents. Thereafter proceeds of the Loans may be used by the Borrower solely (i) for working capital purposes in the ordinary course of business of the Borrower, and (ii) for general corporate purposes of the Borrower, including the payment of dividends.

         4.2 Furnishing Information. The Borrower shall:

          (i) deliver to the Agent (with copies for each Lender which Agent shall distribute) within 10 days after the date quarterly financial statements would be required to be filed by an "Accelerated Filer" as defined in Rule 12b-2 under the Exchange Act (without giving effect to any extension) in a periodic report with the Securities and Exchange Commission, the Borrower's Form 10-Q filed with the Securities and Exchange Commission together with (A) consolidated and consolidating balance sheets as at the end of such period for the Borrower and its Subsidiaries, and (B) consolidated and consolidating statements of income for such period for the Borrower and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period, and (C) consolidated statements of cash flow for such period for the Borrower and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period; and each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding Fiscal Year and all such statements shall be prepared in reasonable detail in accordance with GAAP and certified, subject to changes resulting from year-end adjustments, by the chief financial officer or treasurer of the Borrower;

          (ii) deliver to the Agent (with copies for each Lender which Agent shall distribute) within 10 days after the date annual financial statements would be required to be filed by an "Accelerated Filer" as defined in Rule 12b-2 under the Exchange Act (without giving effect to any extension) in a periodic report with the Securities and Exchange Commission, the Borrower's Form 10-K filed with the Securities and Exchange Commission together with
     (A) consolidated and consolidating balance sheets as at the end of such year for the Borrower and its Subsidiaries, (B) consolidated and consolidating statements of income for such year for the Borrower and its Subsidiaries, (C) consolidated statements of cash flow for such year for the Borrower and its Subsidiaries, and (D) consolidated statements of shareholders equity for such year for the Borrower and its Subsidiaries, in each case audited by PricewaterhouseCoopers LLP or other independent public accountant of recognized national standing and accompanied by an opinion of such accountant (which shall not be qualified in any respect relating to the scope of the audit or the status of the Borrower as a going concern) to the effect that such financial statements present fairly, in all material respects, the financial position of the Borrower and its consolidated Subsidiaries and the results of operations and cash flow and have been prepared in conformity with GAAP, and that the examination of such account in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such report in the circumstances; and each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding Fiscal Year; and all such financial statements shall present fairly in all material respects the financial position of the Borrower, as at the dates indicated and the results of its operations and its cash flow for the periods indicated, in conformity with GAAP; and the Borrower shall cause each of the consolidated financial statements described in the foregoing clauses (A) through (D) to be certified without limitation as to scope or material qualification by PricewaterhouseCoopers LLP or other independent certified public accountants reasonably acceptable to the Agent;

          (iii) deliver to the Agent (with copies for each Lender which Agent shall distribute), together with each delivery of financial statements pursuant to items (i) and (ii) above, a Compliance Certificate of the Borrower substantially in the form of Exhibit F hereto, properly completed and signed by an Authorized Officer of the Borrower, (A) stating (1) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed any failure by the Borrower during such period to observe or perform all of its covenants and other agreements, nor any failure to satisfy every condition contained in this Agreement and the other Loan Documents to which it is a party during such accounting period, and (2) that the Borrower does not have knowledge of the existence, as at the date of such Compliance Certificate, of any condition or event which constitutes an Event of Default or a Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (B) demonstrating in reasonable detail compliance as at the end of such accounting period with the covenants contained in Sections 5.3a and 5.3b hereof;

          (iv) promptly give written notice to the Agent of any pending or, to the knowledge of the Borrower, overtly threatened claim in writing, litigation which arises between the Borrower, or any of its Subsidiaries and any other party or parties (including, without limitation, any Governmental Authority, which claim, litigation or threat of litigation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, any such notice to be given not later than five Business Days after the Borrower becomes aware of the occurrence of any such claim, litigation or threat of litigation;

          (v) deliver to the Agent (with copies for each Lender which Agent shall distribute) promptly upon their becoming available, copies of all financial statements, reports, notices and information statements sent or made available generally by the Borrower to its security holders (including, without limitation, proxy materials) and copies of all other regular and periodic reports (including, without limitation, Form 8-K) filed by the Borrower with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower and any of its Subsidiaries taken as a whole;

          (vi) promptly after receipt thereof, by the Borrower or the administrator of any Plan, deliver to the Lenders a copy of any notice from the PBGC that the PBGC is instituting Termination Proceedings;

          (vii) deliver to the Agent within two Business Days after S&P or Moody's announces a change in the Borrower's Senior Ratings, or the withdrawal of any Senior Ratings, notice of such change or withdrawal, together with a copy of any written notification which Borrower received from the applicable rating agencies regarding such change or withdrawal of Senior Ratings;

          (viii) promptly and in any event within 30 days after the Borrower or the administrator of any Plan knows or has reason to know that any Reportable Event has occurred that is reasonably expected to have a Material Adverse Effect give notice thereof to the Agent;

          (ix) promptly, but not later than five Business Days, after any officer of the Borrower obtains knowledge of any development or the occurrence of any event having a Material Adverse Effect or which constitutes an Event of Default or a Potential Default, give written notice thereof to the Agent, specifying, in the case of an Event of Default or a Potential Default, the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (x) promptly, deliver to the Agent such other information and data with documentation and other information required by bank regulatory authorities under applicable "know your customer" and Anti-Money Laundering rules and regulations (including, without limitation, the USA PATRIOT Act), including, without limitation, evidence satisfactory to the Agent of (y) the listing of Capital Stock of Borrower on the New York Stock Exchange and
     (z) Borrower's ownership of all of the outstanding equity interests of NUI Utilities as from time to time may be reasonably requested by the Agent;

          (xi) promptly, deliver to the Lenders such other information and data with respect to the Borrower ,or any of its Subsidiaries, as from time to time may be reasonably requested by any Lender through the Agent.

         Information required to be delivered pursuant to this Section 4.2 shall be deemed to have been delivered to the Lenders when it has been delivered to the Agent.

         4.3 Visitation. The Borrower will, and will cause its Subsidiaries to, keep and maintain complete and proper books of records and accounts in accordance with GAAP and a system of accounting established and administered in accordance with sound business practice and adequate to permit the preparation of the financial statements required to be delivered under Section 4.2, and the Borrower will permit the Agent, and, at their own expense, the Lenders and each Lender's designated employees and agents to have access, from time to time, upon reasonable notice (except no such notice shall be required after the occurrence and during the continuance of an Event of Default) and during normal business hours at any reasonable time, to visit any of the properties of the Borrower or any Subsidiary, to examine and make copies of any of its books of record and account, and such reports and returns as the Borrower or any Subsidiary may file with any Governmental Authority and discuss the Borrower's or any Subsidiaries' affairs and accounts with, and be advised about them, by Authorized Officers and the Borrower's independent accountant.

         4.4 Preservation of Existence; Qualification. At its own cost and expense, the Borrower will continue to engage in business of the same general type as now conducted by it and will do all things necessary to preserve and keep in full force and effect its and each of its Subsidiaries' corporate existence and qualification under the laws of their respective states of incorporation or organization and each state where, due to the nature of their respective activities or the ownership of their respective properties, qualification to do business is required except where the failure to be so qualified would not have a Material Adverse Effect. It is understood and agreed that the consummation of transactions permitted by Sections 5.5 and 5.6 shall not cause a violation of this Section 4.4.

         4.5 Compliance with Governmental Rules. The Borrower shall and shall cause each Subsidiary to comply with all applicable Governmental Rules (including, but not limited to, Environmental Laws), except where failure to comply would not have a Material Adverse Effect.

         4.6 Payment of Taxes. The Borrower shall and shall cause each Subsidiary to promptly pay and discharge all material taxes, assessments and governmental charges; provided, however, that for purposes of this Agreement, neither the Borrower nor the relevant Subsidiary shall be required to pay any item the payment of which is being contested on a timely basis in good faith by appropriate and lawful proceedings diligently conducted and as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate pursuant to the accounting procedures employed by the Borrower.

         4.7 Insurance. The Borrower will keep and maintain, and cause each Subsidiary to keep and maintain, insurance with financially sound and reputable insurance companies on such of their respective properties, in such amounts and against such risks as is customarily maintained by similar businesses similarly situated and owning, leasing or operating similar properties. The Borrower may satisfy the requirements of the preceding sentence with self insurance and deductibles consistent with customary and prudent industry standards (if adequate reserves are maintained on its books with respect thereto in accordance with GAAP or cash deposits have been made with respect to such self insurance based on historical claim rates and in accordance with prudent industry practice). The Borrower will furnish to the Agent together with the annual reports delivered pursuant to Subsection 4.2(ii) hereof, a certificate of an Authorized Officer of the Borrower certifying that such insurance is in force, provides coverage consistent with the preceding sentence and complies with the Borrower's and each Subsidiary's obligations under this Section 4.7.

         4.8 Maintenance of Properties and Assets. The Borrower shall and cause its Subsidiaries to maintain, preserve, protect and keep their respective properties in good repair, working order and condition (ordinary wear and tear excepted), maintain and preserve good and marketable title thereto, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to maintain, preserve, protect or keep such properties would not have a Material Adverse Effect.

         4.9 Plans and Benefit Arrangement. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Code and all other applicable laws which are applicable to Plans, except where the failure to do so, alone or in conjunction with any other failure to do so, would not have a Material Adverse Effect.

         4.10 [Intentionally Omitted].

         4.11 Ownership of Certain Subsidiaries. The Borrower shall at all times during the term hereof own, directly or indirectly, 100% of the equity interests on a fully diluted basis of (i) Virginia Gas Company and its Subsidiaries and
(ii) NUI Utilities, Inc. Unless the sale thereof is permitted under Section 5.5, the Borrower shall at all times own, directly or indirectly, (a) 90% of the equity interests on a fully diluted basis of NUI/Caritrade International, and
(b) 100% of the equity interests on a fully diluted basis of all of its other Subsidiaries (excluding NUI Richton Storage, Inc.) in existence on the Closing Date.

         4.12 New Subsidiaries. Subject to the terms and conditions of Section 5.11, with respect to any Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, cause such new Subsidiary with 30 days of its creation or acquisition (i) to execute and deliver to the Agent for the benefit of the Lenders a Guaranty Agreement in substantially the same form as Exhibit G hereto, (ii) to deliver to the Agent an officer's certificate of such Subsidiary similar in form and substance to the officer's certificate delivered by the Borrower pursuant to Section 6.2(vi) hereof with appropriate insertions and attachments, and (iii) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

         4.13 Indebtedness of Virginia Gas Company. The Borrower shall cause Virginia Gas Company and its Subsidiaries to have no Indebtedness except Indebtedness of Virginia Gas Company or any of its Subsidiaries owing to the Borrower.

         4.14 Maintenance of Interest Reserve Account. The Borrower shall maintain and preserve the Interest Reserve Account in accordance with this Agreement and with the Collateral Account Agreement.


                         ARTICLE V. NEGATIVE COVENANTS.

         From the date hereof and thereafter until the Bank Indebtedness (other than indemnity obligations which are not then due and payable) is paid in full, the Borrower agrees that:

         5.1 Dividends, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of equity interests of the Borrower or any Subsidiary, or purchase, redeem, defease or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of equity interests of the Borrower or any Subsidiary or any warrants, rights or options to acquire or retire any such shares, now or hereafter outstanding (such declarations, payments, other distributions, purchases, redemptions, or other acquisitions being herein called "Restricted Payments"), except that (i) any wholly owned Subsidiary may declare and pay dividends to the Borrower, or in the case of any Subsidiary that is wholly owned by any other Subsidiary, to such Subsidiary, (ii) NUI/Caritrade International may declare and pay ratable dividends to its shareholders provided that it is a Subsidiary hereunder at the time of such ratable dividend, and (iii) the Borrower may (a) declare and make any dividend payment or other distribution payable solely in common equity interests of the Borrower, and (b) purchase, redeem or otherwise acquire shares of its common equity interests or warrants, rights or options to acquire any such shares with the proceeds received from substantially concurrent issue of new shares of its common equity interests and (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its equity interests or warrants, rights or options to acquire for consideration of any such shares, so long as the aggregate of such Restricted Payments made, paid or declared since the Closing Date in the aggregate would not exceed $20,000,000; provided, that (x) in the case of the Restricted Payments under clauses (ii) and (iii) above, prior to or immediately after giving effect to such proposed Restricted Payments, no Potential Default or Event of Default shall have existed or would exist and (y) in the case of all Restricted Payments, no such payment shall violate any Governmental Rule.

         5.2 Encumbrances. The Borrower will not nor permit any of its Subsidiaries to create, incur, assume, permit or suffer to exist any Encumbrance or any other type of preferential arrangement, upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign nor permit any of its Subsidiaries to assign any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than Permitted Encumbrances.

         5.3a Leverage Ratio. At no time shall its ratio of Consolidated Total Indebtedness to its Consolidated Total Capitalization exceed.75:1.00.

         5.3b Interest Coverage Ratio. At no time shall the Borrower permit, for any period of four consecutive Fiscal Quarters ending on or after December 31, 2003, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for such period, to be less than 1.75 to 1.00.

         5.4 Acquisitions. The Borrower will not acquire (i) the assets of any Person, other than acquisitions of inventory, materials and equipment in the ordinary course of business and capital expenditures permitted under Section 5.12, or (ii) any shares of capital stock of, or other equity interest in, any Person, or permit any of its Subsidiaries to do so.

         5.5 Sales of Assets. The Borrower shall not nor permit any Subsidiary to sell or otherwise transfer or dispose of, in a single transaction or a series of transactions, all or any substantial part of its assets other than (i) a sale of assets by any such Subsidiary (other than any Restricted Subsidiary) to another Subsidiary (other than any Restricted Subsidiary) or to the Borrower, or a liquidation of a Subsidiary permitted under Section 5.6, and (ii) the sale, for at least 90% cash consideration, of all or any portion of the Equity Interests owned by the Borrower or any of its Subsidiaries in any Subsidiary (other than NUI Utilities) or any other assets of the

Borrower or any Subsidiary (other than NUI Utilities) so long as the Net Asset Sale Proceeds thereof are applied to the prepayment of the Loans as provided in
Section 2.14, provided that up to an aggregate principal amount of Net Asset Sale Proceeds, not to exceed $20,000,000 in any fiscal year for all assets sales, shall not be required to be applied to the prepayment of the Loans to the extent such Net Asset Sale Proceeds are, within 364 days from the date of the applicable asset sale, (x) reinvested in the same or similar property or assets,
(y) applied (or advanced (in the form of an equity contribution or a loan) by the Borrower or any Subsidiary as permitted under Section 5.16 to any Subsidiary (other than NUI Energy Brokers) or the Borrower to be applied) as consideration for capital expenditures by the Borrower or any Subsidiary (other than NUI Energy Brokers) as permitted under Section 5.12 or (z) advanced to NUI Utilities (in the form of an equity contribution or loan) as permitted under Section 5.16 for used by NUI Utilities solely for working capital purposes (including capital expenditures) in the ordinary course of business or for general corporate purposes (but in any event excluding for the payment of dividends).

         5.6 Merger, Dissolution and Liquidation. (i) The Borrower shall not merge or consolidate with any other Person or permit any of its Subsidiaries to do so, except a merger or consolidation of any Subsidiary (other than any Restricted Subsidiary) with or into any other wholly owned Subsidiary (other than any Restricted Subsidiary) (provided that such wholly owned Subsidiary shall be the continuing or surviving corporation) or the Borrower (provided that the Borrower shall be the continuing or surviving corporation).

         (ii) The Borrower shall not permit any of its Subsidiaries to dissolve, wind up, or liquidate (other than any Insignificant Subsidiary if and only if such Insignificant Subsidiary does not have liabilities in excess of $250,000 on the date of such dissolution, winding up, or liquidation).

         5.7 Regulation T, U and X Compliance. The Borrower shall not and shall not permit any Subsidiary use the proceeds of a Loan to purchase or carry Margin Stock or otherwise act so as to cause any Lender, in extending credit hereunder, to be in contravention of Regulations T, U or X.

         5.8 ERISA. Except as would not, either individually or in the aggregate, have a Material Adverse Effect, the Borrower shall not and shall not permit any ERISA Affiliate to:

          (i) engage in any "prohibited transaction", as such term is defined in
     Section 406 of ERISA and Section 4975 of the Code;

          (ii) incur any "accumulated funding deficiency" with respect to a Plan, as such term is defined in Section 302 of ERISA, whether or not waived;

          (iii) permit a Plan to be terminated in a manner which could result in liability to the PBGC under Title IV of ERISA or the imposition of a lien on the property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA;

          (iv) partially or completely withdraw from any Multiemployer Plan, which withdrawal shall subject the Borrower or any ERISA Affiliate to multiemployer withdrawal liability pursuant to Section 4201 of ERISA;

          (v) permit a Reportable Event to occur with respect to a Plan; or

          (vi) allow the conditions to be met for the imposition of a lien under
     Section 302(f) of ERISA or Section 412(n) of the Code, or for the provision of security pursuant to Section 307 of ERISA, with respect to any Plan.

         5.9 Restrictive Agreements. The Borrower shall not permit its Subsidiaries or divisions (including, without limitation, any Restricted Subsidiary) to enter into or otherwise be bound by any agreement not to pay dividends or make distributions to the Borrower, except for such agreements existing on the date hereof which have been fully disclosed in writing to Agent and replacements of such agreements (provided that copies of such replacement agreements are provided to the Agent and are no more restrictive in any material respect than those agreements being replaced).

         5.10 Business of the Borrower. The Borrower shall not make any material change in the nature or conduct of its business as carried on at the date hereof.

         5.11 Subsidiaries. The Borrower shall not create, nor permit to exist, any Subsidiary other than (i) the Guarantors and any Restricted Subsidiaries in existence as of the date hereof, and (ii) Subsidiaries as to which, immediately upon, or promptly following, their formation, all requirements of Section 4.12 shall have been satisfied.

         5.12 Limitation on Capital Expenditures. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets, except for expenditures, not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of its Fiscal Years ending after the Closing Date, the amount of $75,000,000.

         5.13 Limitation on Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except (without duplication):

          (a) Indebtedness in respect of the Loans and the other obligations under this Agreement and the other Loan Documents;

          (b) Indebtedness of the Borrower or any of its Subsidiaries incurred solely in order to finance the purchase of new fixed or capital assets (including pursuant to capital leases) in an aggregate principal amount not exceeding $10,000,000 at any time outstanding;

          (c) Indebtedness of the Borrower to any Guarantor;

          (d) Indebtedness listed on Schedule 5.13 and renewals, refinancings, extensions and modifications thereof which do not increase the principal amount thereof (except that in the case of any refinancing of the Medium Term Notes or the Gas Revenue Bonds, the principal amount of such refinancing Indebtedness may be increased by the aggregate amount of interest accrued on, prepayment premiums paid with respect to such refinanced Indebtedness or financing costs paid with respect to such refinaning), nor shorten the maturity thereof;

          (e) Indebtedness of NUI Utilities under the NUI Utilities Credit Agreement, as amended, extended or otherwise modified in accordance with its terms and, without duplication as to the other exceptions under this
     Section 5.13, other Indebtedness permitted to be incurred by NUI Utilities under such NUI Utilities Credit Agreement;

          (f) Indebtedness incurred in connection with Hedging Obligations, provided that such Hedging Obligations shall be in the ordinary course of business consistent with past practices to hedge or mitigate risks to which the Borrower is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes; provided that speculative Hedging Obligations of NUI Energy Brokers existing on the Closing Date shall be permitted to exist after the Closing Date so long as NUI Energy Brokers continues to use commercially reasonable efforts to unwind and terminate such Hedging Obligations as promptly as practicable;

          (g) any Guarantee permitted under Section 5.14;

          (h) Indebtedness of any Guarantor (other than NUI Energy Brokers) to the Borrower or to any other Guarantor;

          (i) Indebtedness (not to exceed $20,000,000 in the aggregate) to the extent permitted under the proviso of Section 5.5;

          (j) Indebtedness of any Restricted Subsidiary (other than Virginia Gas Company) to the Borrower, to any Guarantor or to any other Restricted Subsidiary, provided that (i) such Indebtedness is incurred in the ordinary course of business consistent with past practices and is not in violation of any Governmental Rule, and (ii) such Indebtedness shall be in an aggregate principal amount as to all Restricted Subsidiaries (other than Virginia Gas Company) not to exceed $1,000,000 at any time outstanding;

          (k) Indebtedness of NUI Energy Brokers owing to the Borrower or any Guarantor in an aggregate principal amount not to exceed $3,000,000 at any time outstanding; and

          (l) Indebtedness with respect to standby letters of credit issued by a bank for the benefit of the Borrower or any of its Subsidiaries in an aggregate face amount not to exceed $10,000,000 at any time outstanding.

         5.14 Limitation on Contingent Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Guarantee except:

          (a) guarantees, if any, created pursuant to this Agreement or any other Loan Document; and

          (b) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries (other than a Restricted Subsidiary) and guarantees made in the ordinary course of business by any Subsidiary (other than Restricted Subsidiary) of obligations of any other Subsidiary (other than a Restricted Subsidiary), provided those obligations are otherwise permitted under this Agreement.

         5.15     [Intentionally Omitted].

         5.16 Limitation on Investments, Loans and Advances. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase, hold or acquire beneficially any stock, other securities or evidences of Indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

          (a) extensions of trade credit to customers in the ordinary course of business and consistent with past practice;

          (b) Permitted Investments;

          (c) loans and advances to employees of the Borrower or its Subsidiaries (other than NUI Utilities) for travel, entertainment and relocation expenses in the ordinary course of business and consistent with past practice;

          (d) equity interests existing on the date hereof in any Subsidiary;

          (e) loans and advances (i) by the Borrower to any Guarantor (other than NUI Energy Brokers) or (ii) by the Borrower, any Guarantor or any Restricted Subsidiary to any Restricted Subsidiary to the extent permitted by Section 5.13(j) hereof;

          (f) contributions by the Borrower to NUI Utilities to repay the intercompany indebtedness owing by NUI Utilities to the Borrower, which shall be paid in full on the Closing Date.

          (g) securities acquired in connection with the bankruptcy of any supplier or customer in the ordinary course of business and consistent with past practices or in connection with the settlement of delinquent accounts of any such supplier or customer;

          (h) loans and advances by any Guarantor to the Borrower or to any other Guarantor (other than NUI Energy Brokers) and loans and advances (not to exceed $3,000,000 in the aggregate) by the Borrower or any Guarantor to NUI Energy Brokers;

          (i) the equity contribution, loans or advances by the Borrower to the Saltville Member and by the Saltville Member to the Saltville JV in an aggregate amount not to exceed $10,000,000 in the Fiscal Year ending September 30, 2004;

          (j) securities acquired in connection with asset sales to the extent permitted under Section 5.5; and

          (k) equity contributions, loans or advances by the Borrower to a Subsidiary or from any Subsidiary (not to exceed $20,000,000 in the aggregate) to the Borrower or any other Subsidiary to the extent permitted under the proviso in Section 5.5.

         5.17 Limitation on Optional Payments and Modifications of Debt Instruments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness (other than Indebtedness under this Agreement, Indebtedness to the extent being refinanced in accordance with
Section 5.13(d), Indebtedness under the NUI Utilities Credit Agreement, Indebtedness of any Subsidiary to the Borrower or to any other Guarantor, Indebtedness of the Borrower repaid as provided in Section 5.16(f) and if no Potential Default or Event of Default then exists, or would result therefrom, Indebtedness of the Borrower to any Guarantor)), or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon.

         5.18 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is permitted under this Agreement or is in the ordinary course of the Borrower's or such Subsidiary's business, consistent with past practice, and (b) is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary as the case may be than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, it being understood that none of (i) transactions between the Borrower and its Subsidiaries pertaining to administrative services, (ii) the repayment of the intercompany receivables owing from the Borrower to NUI Utilities, (iii) the termination of that certain Agency Services Agreement between NUI Energy Brokers and NUI Utilities or (iv) the movement of employees from the Borrower to NUI Utilities, in each case provided at cost, shall not be deemed a breach of this Section 5.18.

         5.19 Sale and Leaseback. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person (other than the Borrower or any Guarantor) providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or herein after acquired, which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.


          ARTICLE VI. CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT

         6.1 All Extensions of Credit. The obligation of the Lenders to make any extension of credit (including, without limitation, its initial extension of credit) is subject to the satisfaction of each of the following conditions precedent:

         6.1a No Default. At the time of and immediately after such extension of credit, no Potential Default or Event of Default shall exist.

         6.1b Representations Correct. The representations and warranties contained in Article III hereof shall be correct in all material respects (i) when made and (ii) at the time of each extension of credit except for such representations and warranties which relate solely to an earlier date or time (in which case such representations and warranties shall have been true and correct in all material respects as of such date or time, as the case may be).

         6.1c Extension of Credit Requirements. The Borrower shall have complied with the requirements of Section 2.1 or Section 2.2, as appropriate, with respect to the requested extension of credit.

         6.2 Conditions Precedent to the Initial Extensions of Credit Under the Commitments. The effectiveness of this Agreement and the obligation of the Lenders to make the initial extensions of credit are subject to the satisfaction of each of the following conditions precedent in addition to the applicable conditions precedent set forth in Section 6.1 above:

          (i) Receipt by the Agent on behalf of each Lender of a counterpart original of this Agreement executed by the other Lenders and the Borrower, as applicable.

          (ii) Receipt by the Agent on behalf of each requesting Lender of a promissory note pursuant to Section 2.1c.(e), made payable to such Lender in the amount of such Lender's Commitment and otherwise properly completed and executed by the Borrower.

          (iii) Receipt by the Agent of the Guaranty Agreement executed by a duly authorized officer of each Guarantor thereunder.

          (iv) Receipt by the Agent on behalf of each Lender of a counterpart original of the Collateral Account Agreement executed by the Borrower.

          (v) Receipt by the Agent of a certified copy (certified by the appropriate governmental official) of the Borrower's and each Guarantor's Certificate of Incorporation, or other like constituent document, which certification is dated not more than 30 days prior to the Closing.

          (vi) Receipt by the Agent of a certificate, duly certified as of the date of the Closing by the secretary or assistant secretary of the Borrower, or the applicable Guarantor, as the case may be, as to (A) the By-Laws or other like constituent document of the Borrower and each Guarantor, as the case may be, in effect as of the Closing, (B) the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement and all documents supplemental hereto, (C) the resolutions of each Guarantor's Board of Directors or like entity authorizing the guaranteeing of the Borrower's obligations hereunder and the execution and delivery of the Guaranty Agreement and all documents supplemental thereto and (D) the names of the officers of the Borrower and each Guarantor authorized to sign this Agreement and the other Loan Documents to which each such Person is a party and all supplemental documentation, and which contains a true signature of each such officer.

          (vii) Receipt by the Agent of a good standing certificate for the Borrower from the Secretary of State of the State of New Jersey dated not more than 30 days prior to the date of Closing and for each Guarantor from the Secretary of State of its respective state of incorporation dated not more than 30 days prior to the date of Closing.

          (viii) Receipt by the Agent of the certificate of the Borrower required pursuant to Section 4.7 of this Agreement and a solvency certificate in the form of Exhibit I hereto.

          (ix) Receipt by the Agent of written disbursement instructions addressed to the Agent and executed by an Authorized Officer of the Borrower relating to the initial extensions of credit.

          (x) Receipt by the Agent on behalf of each Lender of a signed favorable opinion of (a) James Van Horn, general counsel to the Borrower and its Subsidiaries, and (b) White & Case LLP, special counsel for the Borrower and its Subsidiaries, in each case,] dated as of the Closing Date and in form and substance reasonably satisfactory to Agent and its counsel.

          (xi) The representations and warranties of the Borrower contained in
     Article III and of each Guarantor in the Guaranty Agreement and in the other Loan Documents executed and delivered by the Borrower in connection with the Closing shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific date or times referred to therein), and the Borrower and each Guarantor shall have performed, observed and complied with all covenants and conditions hereof and contained in the other Loan Documents to which each is a party; no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; except as disclosed in the Borrower's Form 10-K filed on December 31, 2002 , Form 10-Qs filed on February 14, 2003, May 15, 2003, and August 14, 2003 and Current Reports on Form 8-K filed on July 22, 2003, July 31, 2002, September 26, 2003, October 14, 2003 and November 19, 2003 or the Confidential Information Memorandum, nothing has occurred that has had a Material Adverse Effect; and there shall be delivered to the Agent, for the benefit of each Lender and the Agent, a certificate of the Borrower, dated the Closing Date and signed by an Authorized Officer of the Borrower, to each such effect.

          (xii) Receipt by the Agent on its own behalf and on behalf of the Lenders of all Fees due and payable on or prior to the Closing Date and all invoiced reimbursable expenses incurred on or prior to the Closing Date.

          (xiii) The NUI Utilities Credit Agreement shall be in full force and effect, providing for term loans and commitments thereunder of not less than $150,000,000 and all amounts owing to the Lenders under the "Existing Credit Agreements" as defined in the NUI Utilities Credit Agreement shall have been, or shall be concurrently with the making of the first loans thereunder, repaid in full and all commitments under such "Existing Credit Agreements" of NUI Utilities shall have been terminated.

          (xiv) All of the Borrower's financial statements (i) for the fiscal years ended September 30, 2001 and September 30, 2002 and (ii) for the six-month period ending as of June 30, 2003, in each case, required under
     Section 4.2 shall have been provided to the Lenders.

          (xv) All amounts owing to the lenders under the Existing Credit Agreement shall have been, or shall be concurrently with the making of the first loans hereunder, repaid in full, and the Existing Credit Agreement shall terminate and be of no further force and effect upon such repayment; pursuant to such payout letter and other documents as the Agent may require, in form and substance reasonably satisfactory to the Agent.

          (xvi) The Agent shall have received documentation and other information required by bank regulatory authorities under applicable "know your customer" and Anti-Money Laundering rules and regulations, including, without limitation, the USA PATRIOT Act. Such documentation shall include, without limitation, evidence satisfactory to the Agent of (y) the listing of Capital Stock of the Borrower on the New York Stock Exchange and (z) the Borrower's ownership of all of the outstanding equity interests of NUI Utilities.

          (xvii) All amounts owing by the Borrower under the Senior Notes shall have been, or shall be concurrently with the making of the first loans hereunder, repaid in full, and the Senior Notes shall terminate and be of no further force and effect upon such repayment (evidenced in a manner reasonably satisfactory to the Agent).

         (xviii) [Intentionally Omitted].

           (xix) The Agent and the Lenders shall have received such other documents as the Administrative Agent, its counsel or any Lender may reasonably request.


                              ARTICLE VII. DEFAULTS

         Each of the events or occurrences described in Sections 7.1 to and including 7.11 below shall constitute an "Event of Default" hereunder.

         7.1 Payment Default. Default in the payment of (i) interest on any Loan, any other Bank Indebtedness or any other amount due hereunder, and continuance of any such nonpayment default for five days or (ii) principal of any Loan when due and payable.

         7.2 Nonpayment of Other Indebtedness. The Borrower or any Subsidiary shall fail to pay (beyond the applicable grace period, if any) any Indebtedness of the Borrower or such Subsidiary as the case may be other than the Bank Indebtedness, in an aggregate amount of $10,000,000 or more, as and when the same shall become due, or the occurrence of any default under any agreement or instrument under or pursuant to which such Indebtedness is incurred or issued and continuance of such default beyond the period of grace, if any, allowed with respect thereto, if such default permits or causes the acceleration of such Indebtedness or the termination of any commitment to lend with respect thereto.

         7.3      Insolvency.

         7.3a Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower or a Subsidiary in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, custodian, liquidator, trustee, sequestrator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its or their property or assets, or for the winding up or liquidation of its or their affairs, and the same shall remain undismissed or unstayed and in effect for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided that any institution of such proceeding against T.I.C. Enterprises, L.L.C. shall not be a violation of this Section 7.3a, so long as at and after the time of the institution of such proceedings, (i) T.I.C. Enterprises, L.L.C. is an Insignificant Subsidiary, (ii) none of the Borrower or any other Subsidiary guarantees, directly or indirectly, the liabilities of T.I.C. Enterprises, L.L.C. (nor thereafter make any additional equity contributions, loans or advances to T.I.C. Enterprises, L.L.C.) and (iii) such proceeding could not reasonably be expected to cause a Material Adverse Effect.

         7.3b Voluntary Proceedings. The Borrower or a Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereinafter in effect, or shall consent to the filing of any such petition or shall consent to the appointment of a receiver, liquidator, custodian, trustee, sequestrator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its or their property, or shall make an assignment for the benefit of creditors, or shall become unable, admit in writing its or their inability, or fail generally, to pay its or their debts generally as they become due, or corporate action shall be taken by the Borrower or any of its Subsidiaries in furtherance of any of the aforesaid purposes; provided that T.I.C. Enterprises, L.L.C. may institute such proceedings to be adjudicated a voluntary bankrupt, so long at or after the institution of such proceedings, (i) T.I.C. Enterprises, L.L.C. is an Insignificant Subsidiary, (ii) none of the Borrower or any other Subsidiary guarantees, directly or indirectly, the liabilities of T.I.C. Enterprises, L.L.C. (nor thereafter make any additional equity contributions, loans or advances to T.I.C. Enterprises, L.L.C.) and (iii) such proceeding could not reasonably be expected to cause a Material Adverse Effect.

         7.4 [Intentionally Omitted].

         7.5 Failure to Comply with Covenants.

         7.5a Failure to Comply with Certain Article IV Covenants and Article V Covenants. The Borrower shall default in the observance or performance of any covenant, condition or agreement contained in Section 4.1, Section 4.2(iv),
(vi), (vii), (viii) and (ix), Section 4.4, Section 4.11 or of any covenant contained in Article V.

         7.5b Failure to Comply with Other Covenants. The Borrower shall default in the due performance or observance of any other covenant, condition or provision set forth herein (other than those specified in Sections 7.1, 7.2 or 7.5a above) and such default shall not be remedied with respect to any other such default for a period of 30 days after such default is known to any executive officer of the Borrower or notice thereof has been given to the Borrower by the Agent or any Lender (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Agent in its sole discretion).

         7.6 Misrepresentation. Any representation or warranty made by the Borrower or any Subsidiary herein proves to have been untrue in any material respect as of the date when made, or any certificate or other document furnished by the Borrower or any Subsidiary to the Agent or any Lender pursuant to the provisions hereof proves to have been untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

         7.7 Adverse Judgments, Etc. (i) Any one or more orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or of any similar process has been levied, issued, entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties, in an aggregate amount, as to the Borrower and its Subsidiaries collectively, of $2,500,000 or more in excess of any third-party insurance protecting against such liability and failure of the Borrower or its Subsidiaries to vacate, pay, bond, stay or contest in good faith (by appropriate and lawful proceedings diligently conducted and as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate in accordance with GAAP) such orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or other process within a period of 30 days (or, in the case of contesting the same, the failure of the Borrower or its Subsidiaries to diligently conduct such contest thereafter); or (ii) any one or more fines, penalties, injunctions, charges, orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or any similar action or process has been levied, issued, entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties, in connection with the Focused Audit or any actual or purported conflict with or violation or breach by the Borrower or any of its Subsidiaries of any Governmental Rule (or the Borrower or any of its Subsidiaries enters into any agreement or makes any payment in connection with any vacating, stay, settlement or dismissal of any such claim or charge (whether or not such payment by its terms constitutes an admission of liability)), in an aggregate amount, as to the Borrower and its Subsidiaries collectively, of $25,000,000 or more (if monetary) or which could reasonably be expected to cause a Material Adverse Effect in the reasonable judgment of the Required Lenders (if non-monetary), and failure of the Borrower or its Subsidiaries to vacate, stay or contest in good faith (by appropriate and lawful proceedings diligently conducted and as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate in accordance with GAAP) such fines, penalties, charges, orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or other action or process within a period of 30 days (or, in the case of contesting the same, the failure of the Borrower or its Subsidiaries to diligently conduct such contest thereafter).

         7.8 Invalidity or Unenforceability. This Agreement or any other Loan Document ceases to be valid and binding on the Borrower or any Guarantor, as applicable, or is declared null and void, or the validity or enforceability thereof is contested by the Borrower or any Guarantor or the Borrower or any Guarantor denies it has any or further liability under this Agreement or under the other Loan Documents to which it is a party.

         7.9 ERISA. (i) A trustee shall be appointed by a court of competent jurisdiction to administer any Plan of the Borrower or any ERISA Affiliate; (ii) the PBGC shall terminate any Plan of the Borrower or any ERISA Affiliate or appoint a trustee to administer any such Plan; or (iii) the Borrower or any ERISA Affiliate shall incur any liability to the PBGC in connection with any Plan, which, in any such case, likely would have a Material Adverse Effect.

         7.10 Change of Control; Change of Beneficial Ownership or Board. Any Person or group of Persons (within the meaning of Sections 13 or 14 of the Securities and Exchange Act of 1934), other than the then current officers or directors of the Borrower or an underwriter which obtains such ownership as a result of effecting a firm committed underwriting of a secondary offering of the Borrower's voting stock on behalf of such officers or directors, shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under said Act) twenty-five percent (25%) or more of the voting stock of the Borrower on a fully diluted basis with respect to which such Persons are entitled to vote on the election of directors or, during any period of up to 24 consecutive months, Persons who at the beginning of such 24-month period were directors of the Borrower (or were appointed, nominated or elected by such Persons) cease for any reason to constitute a majority of the directors of the Borrowers, then in office.

         7.11 Regulatory Decisions. Any Governmental Authority shall have issued a final decision that could reasonably be likely to result in a Material Adverse Effect.

         7.12 Consequences of an Event of Default. If one or more of the Events of Default occur then (a) if such Event of Default is set forth in Sections 7.3 with respect to the Borrower, the Loans then outstanding and all other amounts owing under this Agreement shall become immediately due and payable, without necessity of demand, presentation, protest, notice of dishonor or notice of default or (b) if such Event of Default is set forth in any of this Article VII, other than Sections 7.3 with respect to the Borrower, then the Agent, at the request of the Required Lenders, and upon notice to the Borrower, shall declare the Borrower in default hereunder, and upon such declaration, shall, at the request of the Required Lenders, declare the Loans then outstanding (together with accrued interest thereon) and all other amounts owing under this Agreement immediately due and payable, without necessity of any further demand, presentation, protest, notice of dishonor or further notice of default, whereupon the same shall be immediately due and payable.

         7.13 Remedies Upon Default. Upon acceleration of the Loans following the occurrence of an Event of Default, the Lenders shall, unless such termination and acceleration subsequently have been rescinded, have the full panoply of rights and remedies granted to them under this Agreement and all those rights and remedies granted by law to creditors, and the Agent, at the direction of the Required Lenders, shall proceed to protect and enforce the Lenders' rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. No right, power or remedy conferred by this Agreement or by any other Loan Document, upon the Agent or the Lenders shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. No exercise of any one right or remedy shall be deemed a waiver of other rights or remedies. The rights and remedies of the Agent and the Lenders specified herein are for the sole and exclusive benefit, use and protection of the Agent and the Lenders, and the Agent and the Lenders shall be entitled, but shall have no duty or obligation, to exercise or to refrain from exercising any right or remedy reserved to the Agent or the Lenders hereunder.


                     ARTICLE VIII. AGREEMENT AMONG LENDERS.

         8.1 Appointment and Grant of Authority. Each of the Lenders hereby appoints CSFB and CSFB hereby agrees to act as, the Agent under this Agreement, and the other Loan Documents. As such Agent, CSFB shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent, by the terms hereto or thereof, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

         8.2 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of duties as the Agent hereunder) and, subject to Sections 8.7 and 9.2 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants, or other experts concerning all matters pertaining to duties hereunder and to rely upon any advice so obtained.

         8.3 Reliance by Agent on Lenders for Funding. Unless the Agent shall have received notice from a Lender prior to any Borrowing Date that such Lender will not make available to the Agent such Lender's portion of net disbursements of Loans, the Agent may assume that such Lender has made such portion available to the Agent and the Agent may, in reliance upon such assumption, make Loans to the Borrower. If and to the extent that such Lender has not made such portion available to the Agent on or prior to any Borrowing Date, such Lender and the Borrower severally agree to repay to the Agent immediately upon demand, in immediately available funds, such unpaid amount, together with interest thereon for each day from the applicable Borrowing Date until such amount is repaid to the Agent, at (i) in the case of the Borrower, at the rate of interest then in effect for such Loan and (ii) in the case of such Lender, at the Federal Funds Effective Rate for the first three days and the Adjusted Base Rate thereafter. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute a Loan made by such Lender for purposes of this Agreement. The failure by any Lender to pay its portion of a Loan made by the Agent shall not relieve any other Lender of the obligation to pay its portion of net disbursements of Loans on any Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make its net share of Loans to be made by such other Lender on such Borrowing Date.

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

         8.4 Non-Reliance on Agent. Each Lender agrees that it has, independently and without reliance on the Agent, based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Borrower, its Subsidiaries and their respective operations and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Borrower of this Agreement or any other document or instrument referred to or provided for herein or to inspect the properties or books of the Borrower. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for its failure to relay or furnish to the Lender any information.

         8.5 Responsibility of Agent and Other Matters.

         8.5a Ministerial Nature of Duties. As among the Lenders and the Agent, the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article VIII. The duties of the Agent shall be ministerial and administrative in nature.

         8.5b Limitation of Liability. As among the Lenders and the Agent, neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectibility of any amounts owed by the Borrower to the Lenders, (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, facsimile transmission or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations, business or prospects, or creditworthiness of the Borrower.

         8.5c Reliance. The Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, teletype, facsimile transmission or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in taking or refraining from taking any action in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

         8.6 Actions in Discretion of Agent; Instructions from the Lenders. The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein or under any Loan Documents, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law. In the absence of a request by the Required Lenders, the Agent shall have authority but is under no duty, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 8.5b hereof. Subject to the provisions of
Section 8.5b, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         8.7 Indemnification. To the extent the Borrower does not reimburse and save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Term Loans. Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with (i) this Agreement, the other Loan Documents or any other agreement, instrument or document executed or delivered in connection herewith or therewith, or (ii) any action taken (or not taken) at the request of the Required Lenders or all of the Lenders hereunder, as the case may be, including without limitation the reasonable costs, expenses and disbursements in connection with defending themselves against any claim or liability, or answering any subpoena or other process related to the exercise or performance of any of their powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents executed or delivered in connection herewith or the taking or refraining from any action under or in connection with any of the foregoing.

         8.8 Agent's Rights as a Lender. With respect to the Agent as a Lender hereunder, any Loans of the Agent under this Agreement or the other Loan Documents, and any other amounts due to the Agent under this Agreement, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the other Loan Documents or other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent

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

may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not the Agent.

         8.9 Payment to Lenders. Except as otherwise set forth in Section 8.3 hereof, promptly after receipt from the Borrower of any principal repayment of the Loans, interest due on the Loans and any other amounts due under any of the Loan Documents (except for such amounts which are payable for the sole account of any Lender or the Agent), the Agent shall distribute to each Lender that Lender's share of the funds so received.

         8.10 Pro Rata Sharing. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of set-off, banker's lien or in collection shall be shared (net of costs) pro rata among the Lenders on the basis of the principal amount of Loans. Nothing in this Section 8.10 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of any collateral securing, any other Indebtedness of the Borrower to any Lender.

         8.11 Successor Agent.

         8.11a Resignation of Agent. The Agent may resign as Agent hereunder by giving 30 days' prior written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint a successor agent for the Lenders, during such 30 day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several Loan Documents. If at the end of such 30 day period, the Lenders have not appointed such a successor, the Agent shall use reasonable commercial efforts to procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders hereunder and under the several Loan Documents. Any such successor agent shall succeed to the rights, powers and duties of the Agent.

         8.11b Rights of the Former Agent. Upon the appointment of such successor agent or upon the expiration of such 30 day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent hereunder, the provisions of this Article VIII shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         8.12 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default".

         8.13 Notices. The Agent shall promptly send to each Lender notice of all information or notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.

         8.14 Holders of Loans]. The Agent may deem and treat any payee of any promissory note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any promissory note shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

         8.15 Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, Fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrower and each affected Person shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated pursuant to the rules on Interbank Compensation.

         8.16 Beneficiaries. Except as expressly provided herein, the provisions of this Article VIII are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                         ARTICLE IX. GENERAL PROVISIONS

         9.1 Amendments and Waivers. Subject to the remaining provisions of this
Section 9.1, the Agent, the Lenders and the Borrower may, from time to time, enter into amendments or modifications to and of this Agreement or the other Loan Documents and the Lenders or the Required Lenders, as the case may be, may, from time to time, waive compliance with a provision thereof. No such amendment, modification or waiver shall be effective unless it is in writing and is signed by the Required Lenders (or the Agent with the written consent of the Required Lenders), and then such amendment, modification or waiver shall be effective only for the specific instance and for the specific purpose for which it is given; provided, however, that no such amendment, modification or waiver shall
(i) subject any Lender to any additional obligations hereunder, (ii) decrease the aggregate or individual unpaid principal amount of Loans, or forgive the payment of the principal or interest (other than post-default interest to the extent accruing at a rate in excess of the Base Rate Option or Euro-Rate Option) payable on Loans, of any Lender or postpone any date fixed for the payment thereof, (iii) decrease the interest rate relating to any Loan (other than the post-default interest rate to the extent in excess of the Base Rate Option or Euro-Rate Option) or (iv) decrease, or forgive the payment of, any fee payable to any Lender or postpone any date fixed for the payment thereof, in each case without the consent of each Lender affected thereby; provided further, however, that no amendment, modification or waiver, unless in writing and signed by all of the Lenders (or the Agent with the written consent of all of the Lenders), shall do any of the following:

               (A) release of any Guarantor (other than an Insignificant Subsidiary) from the Guaranty Agreement; or

               (B) amend the definition of the term "Required Lenders;"

               (C) release the security interest in all or substantially all of the collateral provided in connection with a Collateralization; or

               (D) amend or waive the provisions of this Section 9.1 or the proviso in Section 9.5;

provided, further that no such amendment, modification or waiver shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Loan Document without the prior written consent of the Agent. Any such amendment, modification or waiver shall apply equally to the Borrower and each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all successors and assignees thereof. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

         9.2 Expenses. The Borrower shall pay:

               (i) all reasonable costs and expenses of the Agent (including without limitation the reasonable fees and disbursements of the Agent's special counsel, Dewey Ballantine LLP and any reasonable accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loans) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and any and all other documents and instruments prepared in connection herewith, including but not limited to all amendments, extensions, modifications, replacements, waivers, consents and other documents and instruments prepared or entered into from time to time;

               (ii) all costs and expenses of the Agent and the Lenders (including without limitation the fees and disbursements of the Agent's and the Lenders' counsels, which may be in house counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents (or the preservation of any rights thereunder) arising pursuant to a breach by the Borrower or any Guarantor of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which either the Borrower or any Guarantor is a party or otherwise arising after the occurrence of an Event of Default, and
          (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

All of such costs and expenses shall be payable by the Borrower to the Lenders or the Agent, as the case may be, upon demand or as otherwise agreed upon by the Lenders or the Agent and the Borrower, and shall constitute Bank Indebtedness under this Agreement. The Borrower further agrees to pay, and save the Agent and the Lenders harmless from any and all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement. The Borrower's obligation to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Bank Indebtedness.

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

         9.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made on the earlier of (i) when delivered, or (ii) three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in an administrative questionnaire delivered to the Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Borrower:         NUI Corporation
                           550 Route 202-206
                           P. 0. Box 760
                           Bedminster, NJ 07921
                           Attention:  Treasurer
                           Telecopier:  (908) 781-0718
                           Telephone:  (908) 781-0500

         The Agent:        Credit Suisse First Boston
                           11 Madison Avenue
                           OMA-2
                           New York, New York 10010
                           Attention:  Agency Department Manager
                           Telephone:  (212) 325-9931
                           Telecopier:  (212) 325-8304

         Electronic mail and intranet websites may be used only to distribute routine information such as financial statements and other information as provided in Section 4.2, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose, except as agreed to by the Agent.

         9.4      Tax Withholding.

         (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.4) the Agent or any Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid

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

by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 9.4) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Agent and each Lender will, at the Borrower's expense, cooperate in good faith with the Borrower in any contest with a Governmental Authority as to whether or not such Indemnified Taxes, Other Taxes, penalties, interest or expenses were correctly or legally imposed or asserted in the event such Indemnified Taxes, Other Taxes, penalties, interest or expenses were in the good faith judgment of the Agent or such Lender, as the case may be, not legal or not correctly asserted. If in connection with such contest such Indemnified Taxes, Other Taxes, penalties, interest or expenses are refunded to the Agent or such Lender, the Agent or such Lender will pay such refund to the Borrower to the extent the Agent or such Lender determines in its sole discretion, but acting in good faith, that such refund is attributable to any Indemnified Taxes, Other Taxes, penalties, interest or expenses paid by the Borrower and to the extent the Borrower has previously indemnified the Agent or such Lender therefor pursuant to this
Section 9.4, net of expenses and without interest except any interest (net of taxes) included in such refund. The Borrower shall return such refund (together with any taxes, penalties or other charges) in the event the Agent or such Lender is required to repay such refund. Notwithstanding the foregoing, nothing in this Section 9.4 shall be construed to (i) entitle the Borrower or any other Persons to any information determined by the Agent or any Lender in each case, in its sole discretion, but acting in good faith, to be confidential or proprietary information of the Agent or any Lender, to any tax or financial information of the Agent or any Lender, or to inspect or review any books and records of the Agent or any Lender or (ii) interfere with the rights of the Agent or any Lender to conduct its fiscal or tax affairs in such matter as it deems fit. A certificate as to the amount of any payment or liability provided for hereunder delivered to the Borrower by a Lender or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy, to the extent reasonably available, of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form

W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit J (any such certificate, a "Section 9.4(e)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower or the Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 9.4(e)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 9.4(e).

         (f) If the Agent or a Lender determines, in its sole discretion, but acting in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 9.4, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 9.4 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 9.4 shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         9.5 Successors and Assigns. This Agreement shall be binding upon the Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Lenders and the successors and assigns of the Agent and the Lenders; provided, that the Borrower shall not assign its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of the Lenders.

         9.6      Assignments and Participations.

         9.6a Assignments. Subject to the remaining provisions of this Subsection 9.6a, any Lender (a "Transferor Lender"), at any time, in the ordinary course of its business and in accordance with applicable law, may sell to one or more financial institutions (individually a "Purchasing Lender"), a portion or all of its rights and obligations under this Agreement and the other Loan Documents then held by it, pursuant to an Assignment and Assumption Agreement executed by the Transferor Lender, such Purchasing Lender and the Agent, subject, however to the following requirements:

          (i) the Transferor Lender also assigns a pro rata assignment of its term loans (if any) under the NUI Utilities Credit Agreement;

          (ii) each such assignment must be in a minimum amount of $1,000,000 in the aggregate (under this Agreement and the NUI Utilities Credit Agreement), unless otherwise consented to by the Agent (in its sole discretion), or, if in excess thereof, in integral multiples of $1,000,000, unless such assignment shall be in the full amount of such Loans (and commitments and loans under the NUI Utilities Credit Agreement);

          (iii) the Agent must give its prior consent to any such assignment which consent shall not be unreasonably withheld; and

          (iv) subject to the first sentence of the succeeding paragraph, the Transferor Lender shall pay to the Agent a $3,500 service fee for each such transfer at the time of each such transfer, for its acceptance and recording in the Register.

         The parties to each Assignment and Assumption Agreement shall (y) electronically execute and deliver to the Agent an Assignment and Assumption Agreement via an electronic settlement system acceptable to the Agent (which initially shall be ClearPar, LLC) or (z) manually execute and deliver to the Agent an Assignment and Assumption Agreement; provided that if the parties to such Assignment and Assumption Agreement use the method provided in clause (y), the Transferor Lender will not be required to pay the service fee described in clause (vi) above. Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, all parties hereto agree that (a) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder as set forth therein, and (b) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations as a Lender under this Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement (without further action) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender.

         In addition to the assignments permitted above, (i) any Lender may assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and (ii) any Lender that is a fund may grant a security interest in all or any portion of its rights under this Agreement to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender; provided that, in each case, no such assignment or grant of security interest shall release the assigning Lender from its obligations and duties hereunder.

         9.6b Assignment Register. The Agent shall maintain, at its address referred to in Subsection 9.3, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent set forth in Subsection 9.3 for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         9.6c Participations. Each Lender, in the ordinary course of its business and in accordance with applicable law, may sell to one or more Participants a participating interest in any Loan owing to such Lender, the interest of such Lender in any Loans. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the issuer of the Loans for all purposes under this Agreement and the Borrower, the other Lenders and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents to which it is a party and the Participants shall have voting rights only with respect to matters described in items (B), (C), (D), (E) and (F) of Section 9.l.

         9.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         9.8 Survival. All representations, warranties, covenants and agreements of the Borrower contained herein in the Loan Documents or made in writing in connection herewith or therewith shall survive the execution of such Loan Documents and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of all the Loans and the Bank Indebtedness.

         9.9 Governing Law. This Agreement and each other Loan Document shall be a contract made under, governed by and construed in accordance with the laws of the State of New York without reference to the provision thereof regarding conflicts of law except where such law is superseded by applicable Federal law.

         9.10 Non-Business Days. Except as otherwise specifically required pursuant to the terms of this Agreement, whenever any payment hereunder or under the Loans is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

         9.11 Integration. This Agreement constitutes the entire agreement between the parties relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto concerning the subject matter of this Agreement.

         9.12 Headings. Article, Section and other headings used in this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

         9.13 Set-Off. The Borrower hereby authorizes each Lender in case of an Event of Default, at such Lender's option, at any time and from time to time, to apply, at the discretion of such Lender, to the payment of Bank Indebtedness, any and all such property, credits, securities or money now or hereafter in the hands of such Lender belonging or owed to the Borrower. Nothing herein shall restrict any Lender's ability to set off any property, credits, securities or money of the Borrower which may at any time be delivered to, or be in possession or owed to any Lender in any capacity whatever to satisfy an independent obligation of the Borrower to the Lender.

         9.14 Consent to Forum. The parties hereto each hereby irrevocably consents to the nonexclusive jurisdiction of the Courts of the State of New York or any Federal court sitting therein in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, and each party agrees that a summons and complaint commencing an action or proceeding in either of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the party at its respective address set forth in Section 9.3, or as otherwise provided under the laws of the State of New York. Further, the parties hereby specifically waive and hereby acknowledge that the parties are estopped from raising any claim that any such court lacks personal jurisdiction over such party so as to prohibit either such court from adjudicating any issues raised in a complaint filed with any such court against the Borrower or the Lenders concerning this Agreement.

         9.15 Waiver of Jury Trial. Each of the Agent, the Lenders and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Agent, the Lenders or the Borrower relating hereto or thereto. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it is a party) and that this provision is a material inducement for the Lenders to enter into this Agreement and each such other Loan Document.

         9.16 Indemnity. The Borrower hereby agrees to indemnify the Agent, the Lenders and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, and reasonable costs and expenses, joint or several (including reasonable attorneys' fees and disbursements reasonably incurred by any such Person in connection with the preparation for or defense of any pending or threatened claim, action or proceeding), suffered or incurred by any of them under any applicable federal or state law or otherwise caused by, arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans. The indemnity set forth in this Section 9.16 shall be in addition to any other obligations or liabilities of the Borrower to the Agent or the Lenders, or at common law or otherwise. The provisions of this Section 9.16 shall survive the payment of the Bank Indebtedness and the termination of this Agreement. The foregoing provisions of this Section 9.16 to the contrary notwithstanding, the Borrower shall not be obligated to indemnify an indemnified Person pursuant to this Section 9.16 for (i) any losses, liabilities, damages, claims or costs suffered or incurred by any of them in connection with the administrative transfer of funds in connection with this Agreement and which arise directly from the such indemnified Person's gross negligence or willful misconduct, or
(ii) any other losses, liabilities, damages, claims, or costs which arise directly from the such indemnified Person's gross negligence or willful misconduct. All amounts owed pursuant to this Section 9.16 shall be part of the Bank Indebtedness.

         Notwithstanding any other provision of this Section 9.16, no indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with the execution, delivery and performance of each of the Loan Documents, the Loans, any obligations hereunder or thereunder, or any and all transactions related to or consummated in connection therewith.

         9.17 Counterparts. This Agreement and any amendment, modification, extension or renewal hereto or hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement or any amendment, modification, extension or renewal, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

         9.18 Confidentiality. (a) Each of the Lenders agrees that it will not to disclose without the prior consent of the Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided that such Persons shall be subject to the provisions of this Section 9.18) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any Loan Document and that it will use such information in accordance with its compliance policies, contractual obligations and applicable law, including federal securities laws and state securities laws; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Lender shall give the Borrower prior notice of such disclosure with an opportunity to object, (d) to comply with any law, order, regulation or ruling, which is in the opinion of such Lender's counsel, applicable to such Lender, and (e) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the obligations under this agreement or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by this Section 9.18 to the same extent as such Lender.

         (b) Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure. For purposes of this authorization, the "tax treatment" of a transaction means the purported or claimed U.S. federal or state income tax treatment of the transaction, and the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed U.S. federal or state income tax treatment of the transaction. None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.


         9.19 Releases of Guarantors. Notwithstanding any contrary provision herein or in any other Loan Document, if the Borrower shall request the release under the Guaranty Agreement of any Guarantor to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Guarantor) to a Person other than the Borrower or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply to with the terms of this Agreement, the Agent, if satisfied that the certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Guarantor simultaneously with or at any time after the completion of such sale or other disposition. Without limiting the provisions of Section 9.16, the Borrower shall reimburse the Agent for all reasonable costs and expenses, including the reasonable attorney's fees and disbursements, in connection with any action contemplated by this Section 9.19.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                               NUI CORPORATION


                               By: /s/ A. Mark Abramovic
                                  ----------------------------------------------
                                  Name:   A. Mark Abramovic
                                  Title:  President & COO


                               CREDIT SUISSE FIRST BOSTON,
                               acting through its Cayman Islands Branch in its capacity as the Agent hereunder

                               By: /s/ S. William Fox
                                  ----------------------------------------------
                                  Name:   S. WILLIAM FOX
                                  Title:  DIRECTOR


                               By: /s/ Julia P. Kingsbury
                                  ----------------------------------------------
                                  Name:   JULIA P. KINGSBURY
                                  Title:  VICE PRESIDENT

         IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement by and among NUI CORPORATION, THE LENDERS PARTY HERETO and CREDIT SUISSE FIRST BOSTON, as Agent, to be executed by its duly authorized officers as of the date first above written.

                               CREDIT SUISSE FIRST BOSTON
                               acting through its Cayman Islands Branch


                               By: /s/ S. William Fox
                                  ----------------------------------------------
                                  Name:   S. WILLIAM FOX
                                  Title:  DIRECTOR


                               By: /s/ Julia P. Kingsbury
                                  ----------------------------------------------
                                  Name:   JULIA P. KINGSBURY
                                  Title:  VICE PRESIDENT

                                    EXHIBIT A

                             Intentionally Omitted.

                                    EXHIBIT B

                             Intentionally Omitted.

                                    EXHIBIT C

                             Intentionally Omitted.

                                    EXHIBIT E

                             Intentionally Omitted.

                                    EXHIBIT J

                     Form of Section 9.4(e)(ii) Certificate

         Reference is hereby made to the Credit Agreement, dated as of November 24, 2003, among NUI Corporation, the lenders party thereto from time to time and Credit Suite First Boston acting through its Cayman Islands Branch, as Agent (as amended, modified or supplemented from time to time, the "Agreement"). Pursuant to provisions of Section 9.4(e)(ii) of the Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                               [NAME OF BANK]


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



Date:
     --------------------------------

                                  SCHEDULE 2.1
                               COMMITMENT SCHEDULE
                               -------------------

         A. Agency Office:               Eleven Madison Avenue
                                         New York, New York  10010

         B. Lenders                      (Listed Below)


                                     TOTAL                 COMMITMENT
        LENDERS                  ALLOCATION (%)              AMOUNT
--------------------------------------------------------------------------------
Credit Suisse First Boston           100%                  $255,000,000
Eleven Madison Avenue
New York, New York 10010
Attn: James Moran
Telecopier: (212) 743-1878